UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934 (Amendment No.   )
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GARRETT MOTION INC.
(Name of Registrant as Specified In Its Charter)
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GARRETT MOTION INC. 47548 Halyard Drive Plymouth, MI, USA 48170 La Pièce 16 Rolle, Switzerland 1180
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
2026
ANNUAL MEETING INFORMATION

DATE Thursday, May 28, 2026
TIME 8:30 a.m. Eastern Time
PLACE Online only via live webcast at www.virtualshareholdermeeting.com/ GTX2026
RECORD DATE
Shareholders of record at the close of business on April 2, 2026, are entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation, or adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 28, 2026:
The notice of meeting, proxy statement, and 2025 Annual Report are available free of charge at proxyvote.com and investors.garrettmotion.com.
This proxy statement, the proxy card, and our 2025 Annual Report are being delivered to shareholders beginning on or about April 10, 2026.

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Garrett Motion Inc. (“Garrett” or the “Company”) will be held on Thursday, May 28, 2026, at 8:30 a.m. Eastern Time (2:30 p.m. Central Europe Time). The Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GTX2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card, or on the instructions that accompanied your proxy materials. At the Annual Meeting, shareholders will consider and vote on the following matters:

1
The election of the eight nominees named in this proxy statement to our board of directors (the “Board of Directors” or “Board”) to serve as directors, each for a one-year term ending at the 2027 annual meeting of shareholders

2	The ratification of the appointment of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2026
3	The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement
The shareholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation, or adjournment thereof.
Your vote is important regardless of the number of shares you own.
To ensure that a quorum is present at the Annual Meeting, whether or not you expect to attend the Annual Meeting, please vote your shares in advance over the internet or by telephone, or, if you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed envelope. We encourage shareholders to submit their proxy via telephone or online. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.
By Order of the Board of Directors,

Mark Rollinger
Senior Vice President, General Counsel & Corporate Secretary
April 10, 2026

I am delighted to report that 2025 was another good year for Garrett as we delivered solid growth, stronger margins, and healthy free cash flow while expanding our product offerings, all in a complex geopolitical and macroeconomic environment.
Strong Operational and Financial Performance
Garrett once again delivered very solid performance in 2025, with full-year Net Sales of $3.58 billion, Net Income of $310 million for a Net Income Margin of 8.6%, and Adjusted EBIT of $510 million for an Adjusted EBIT Margin of 14.2%. Cash generation also remained strong, with Net Cash Provided by Operating Activities of $413 million and Adjusted Free Cash Flow of $403 million, once again demonstrating our disciplined execution and operational rigor. We continued to return significant capital to shareholders and strengthen our balance sheet, repurchasing $208 million of our common stock, initiating our first quarterly dividend of $0.06 per share – which we increased to $0.08 per share in the fourth quarter – and completing an early repayment of $50 million on our term loan. We have successfully reduced our share count by more than 40% since 2023, and we have authorized a new $250 million share repurchase program for 2026.
Strengthening Turbocharging Business while Accelerating Zero-Emission and Industrial Applications
In Garrett’s turbo portfolio, we continued to win across geographies and propulsion types, including hybrid, range-extended, and commercial on-highway platforms, in addition to awards for industrial applications. This included numerous new light-vehicle turbo awards in key geographies and applications, including light commercial vehicle diesel and hybrid gasoline applications, and multiple commercial vehicle and industrial awards, including several for power generation and marine applications.
While our turbo business continued to win globally, we also accelerated our zero-emission and industrial technologies. We announced a strategic agreement and series production award to co-develop and manufacture advanced electric beam axle systems for medium- and heavy-duty trucks, and interest continues to grow for our high-speed E-Powertrain solutions, as we entered into proof-of-concept agreements with customers in Japan and China.
Well-Positioned for 2026
With a disciplined capital allocation framework and a flexible balance sheet, we enter 2026 focused on maintaining flawless execution and converting our growing pipeline into new awards. We aim to maintain attractive margins and strong cash conversion while funding high-return innovation across turbo, zero-emission, and industrial solutions. Already this year, we’ve announced the first commercial application of our largest MEG turbocharger platform for marine propulsion and power generation systems. We’ve also introduced our breakthrough oil-free, high-speed centrifugal compressor technology and announced a strategic collaboration for commercial HVAC applications and our first serial award in the mobility sector for electric buses in China. These wins underscore our strategy to build on Garrett’s differentiated technologies to strengthen our turbo leadership and expand across mobility and industrial applications.
I look forward to your attendance at our Annual Meeting and thank you for your continued trust in Garrett Motion.
Sincerely,

Daniel Ninivaggi
Chairman of the Board

Dear Garrett Shareholder,
It is my pleasure to extend an invitation to Garrett Motion’s 2026 Annual Meeting of Shareholders, scheduled for Thursday, May 28, 2026, at 8:30 a.m. Eastern Time (2:30 p.m. Central Europe Time). This year, we will again host a fully virtual meeting via live webcast, allowing you to participate in the Annual Meeting online and ask questions from wherever you are. Access to the meeting will be available at www.virtualshareholdermeeting.com/GTX2026. For details on attending and participating, please refer to the “General Information About Voting and the Annual Meeting” section of the enclosed proxy statement.
In line with the U.S. Securities and Exchange Commission’s Notice and Access rules, we offer our proxy materials and 2025 Annual Report to our shareholders electronically. This method of delivery not only ensures you receive our materials promptly but also aligns with our commitment to cost efficiency and environmental sustainability.
Ensuring your shares are represented and voted at the Annual Meeting is critical, even if you do not plan on attending the meeting. The proxy statement accompanying this letter provides detailed information on the agenda items for your vote, along with comprehensive instructions on how to vote via telephone, the internet, or mail. We encourage you to review all of our proxy materials thoroughly.
Your investment in Garrett Motion is greatly valued, and we thank you for your ongoing support.
Warm regards,

Olivier Rabiller Director, President & Chief Executive Officer

i	PROXY STATEMENT SUMMARY
1	GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING
5	PROPOSAL ONE – ELECTION OF DIRECTORS
5	Board Recommendation
6	Our Director Nominees
12	CORPORATE GOVERNANCE
13	Director Nominee Independence
13	Board Leadership Structure
14	Board Meetings and Attendance
14	Executive Sessions of Non-Employee Directors
14	Director Orientation and Continuing Education
14	Board Refreshment
15	Comprehensive, Ongoing Process for Board Succession Planning and Selection and Nomination of Directors
15	Shareholder Recommendations and Nominations of Director Candidates
16	Corporate Governance Documents
16	Code of Business Conduct
16	Board Committees
21	Talent Management & Compensation Committee Interlocks and Insider Participation
21	The Board’s Role in Risk Oversight
22	Corporate Responsibility
22	Insider Trading Policy
23	Communications with Directors
23	Our Executive Officers
25	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
27	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
27	Policies and Procedures for Related Person Transactions
27	Certain Related Person Transactions
28	PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
28	Board Recommendation
28	Principal Accountant Fees and Services
28	Pre-Approval Policies and Procedures
29	Report of the Audit Committee
30	PROPOSAL THREE – APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
30	Board Recommendation
30	Background and Proposal

31	EXECUTIVE COMPENSATION
31	Compensation Discussion and Analysis
31	Executive Summary
33	2025 Say-on-Pay Vote
33	Determination of Process
35	Elements of Executive Compensation
39	Other Company Compensation and Benefit Programs
40	Tax and Accounting Considerations
41	Responsible Equity Grant Practices
41	Insider Trading Policy
41	Clawback Policy
41	Stock Ownership Guidelines
43	Talent Management & Compensation Committee Report
44	Summary Compensation Table
46	Grants of Plan-Based Awards – Fiscal Year 2025
46	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
49	Outstanding Equity Awards at 2025 Fiscal Year-End
51	Stock Vested – Fiscal Year 2025
51	Pension Benefits – Fiscal Year 2025
53	Nonqualified Deferred Compensation – Fiscal Year 2025
54	Summary of Potential Payments and Benefits – Termination Events
56	CEO Pay Ratio Disclosure
57	Pay Versus Performance Disclosure
63	Equity Compensation Plan Information
64	DIRECTOR COMPENSATION
66	2025 Director Compensation Table
67	ADDITIONAL INFORMATION
67	Shareholder Proposals and Director Nominations
67	Householding of Annual Meeting Materials
68	Other Matters
68	Solicitation of Proxies
69	ANNEX – Non-GAAP Financial Measures
Cautionary Note Regarding Forward-Looking Statements: This document, as well as statements incorporated by reference herein and related comments by our management, contain forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact, including, without limitation, statements regarding our future results of operations and financial position, expectations regarding the growth of the turbocharger and electric vehicle markets and other industry trends, the sufficiency of our cash and cash equivalents, anticipated sources and uses of cash, anticipated investments in our business, our business strategy, pending litigation, anticipated interest expense, and the plans and objectives of management for future operations and capital expenditures, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of these terms or other similar expressions. In making these forward-looking statements, we rely on our current expectations and projections about possible future events and financial trends that we believe may affect our business, financial condition and results of operations. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of important factors, many of which are beyond our control. These factors include, among other things, risks related to the evolving automotive industry generally; our strategy and growth prospects; macroeconomic and geopolitical uncertainty; recruitment, development, and retention of qualified personnel; our supply chain; economic, political, regulatory, foreign exchange and other risks of our international operations; protection of our intellectual property rights; warranty claims, product recalls, field action or product liability actions; environmental matters and liabilities; information technology and data privacy, including cybersecurity and other security concerns; and our capital structure. For a further discussion of these and other risks, refer to Part I, Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K (the “Form 10-K”) and subsequent documents that we file with the U.S. Securities and Exchange Commission (“SEC”) from time-to-time. You should read the Form 10-K and the documents that we reference therein completely and with the understanding that our actual future results may be materially different from those envisioned by these forward-looking statements. We qualify all of our forward-looking statements by this cautionary language. These forward-looking statements speak only as of the date of this document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.
Non-GAAP financial measures: See our Form 10-K and our other filings with the SEC for a description of certain non-GAAP measures used in this proxy statement, along with a description of various uses for such measures. Our calculation of these non-GAAP measures are set forth within these reports and the Annex to this proxy statement, and may not be comparable to similarly titled measures of other companies due to potential differences in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures.

PROXY STATEMENT SUMMARY
This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as our annual report to shareholders for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) carefully before voting.
This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

PROPOSAL 1	Board Recommendation
Election of eight directors for a one-year term ending at the 2027 annual meeting of shareholders	The Board recommends a vote “FOR” each of the Board’s nominees
See “Proposal One – Election of Directors” of this proxy statement

Director Nominees

			Committee Membership
Name and Principal Occupation	Age*	Independent	Audit	Nominating & Governance	Talent Management & Compensation	Technology & Innovation

Daniel Ninivaggi (Non-Executive Chairman) Retired, formerly Icahn Enterprises Executive	61
Paul Camuti Retired, formerly Executive Vice President, Chief Technology, Sustainability, and Strategy Officer, Trane Technologies	64			CHAIR		CHAIR
Joachim Drees Chief Executive Officer, Franz Haniel & Cie. GmbH	61				CHAIR
D’aun Norman Retired, formerly Audit Partner, Ernst & Young LLP	59		CHAIR
Olivier Rabiller President and Chief Executive Officer, Garrett Motion Inc.	55
Julia Steyn Chief Commercial Officer, VectoIQ LLC	50
Steven Tesoriere Co-Portfolio Manager and Managing Director, Oaktree Capital Management LP	48
Jeffrey Vanneste Retired, formerly Senior Vice President and Chief Financial Officer, Lear Corporation	66

* Ages are as of April 10, 2026
Mr. Robert Shanks is not standing for re-election and will step down from our Board effective at the Annual Meeting.

2026 Proxy Statement i

PROXY STATEMENT SUMMARY
Director Nominee Highlights
One of the primary functions of our Board is to oversee management’s performance on behalf of our shareholders in order to ensure the long-term interests of our shareholders are being served. It is therefore essential that the Board be comprised of directors who are qualified to effectively support our growth and commercial strategy. We believe that our nominees for director bring a well-rounded variety of experience and industry backgrounds and represent an effective mix of skills and perspectives to meet the challenges of our commercial and strategic goals.

Balanced Mix of Skills, Qualifications, and Experience of Our Director Nominees

Board and Committee Meeting Attendance Rate

96%
Our incumbent director nominees had a combined attendance rate of approximately 96%, with each attending at least 81% of the meetings of the Board and the committees on which they served in 2025 that were held during the period of such director’s service and from which such director was not intentionally recused.

ii Garrett Motion Inc.

PROXY STATEMENT SUMMARY
Corporate Governance Highlights
Garrett is committed to good governance practices that protect and promote the long-term value of the Company for its shareholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its shareholders.

Independent Oversight

7 of 8 director nominees are independent

Non-Executive Chair of the Board

Regular executive sessions of non-employee directors at Board meetings (chaired by the Non-Executive Chair) and committee meetings (chaired by independent committee chairs)

Fully independent Audit, Nominating & Governance, and Talent Management & Compensation committees

Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness

Directors have a deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

Annual assessment of director skills and commitment to director refreshment to ensure the Board meets the Company’s evolving oversight needs

The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

Highly engaged Board with a combined attendance rate of approximately 96% in 2025

Annual Board and committee self-evaluations

Non-employee directors serve until the next annual meeting of shareholders following their 75th birthday, unless otherwise determined by the Board

Board has adopted a policy on continuing director education

Shareholder Rights

Proxy access

Majority voting for directors in uncontested elections

Resignation policy for directors who do not receive a majority of the votes cast

One class of voting stock, with each share of common stock entitled to one vote

No poison pill

No supermajority voting provisions

No fee-shifting provisions

2026 Proxy Statement iii

PROXY STATEMENT SUMMARY

Good Governance Practices
   All directors are elected annually for one-year terms

Development and regular review of succession plan for Chief Executive Officer and members of senior management

Clawback policy for executive officers

Board committees have sole discretion to retain and terminate independent third-party advisors, and to set such advisors’ terms of engagement, including compensation

Code of Business Conduct applicable to all employees, officers, and directors

Ethics training annually for all employees

Insider Trading Policy applicable to all Company insiders

Stock ownership guidelines for directors and senior management, including a requirement of 5x base salary for the Chief Executive Officer

Responsible corporate citizenship and sustainability initiatives

Regular review of the Company’s by-laws and charter for consistency with market practice and good governance

PROPOSAL 2	Board Recommendation
Ratification of the appointment of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2026	The Board recommends a vote “FOR” this proposal
See the section entitled “Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm” of this proxy statement

PROPOSAL 3	Board Recommendation
Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (“Say-on-Pay Vote”)	The Board recommends a vote “FOR” this proposal
See the sections entitled “Proposal Three – Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers” and “ Executive Compensation” of this proxy statement

iv Garrett Motion Inc.

PROXY STATEMENT SUMMARY
Executive Compensation Highlights
Our overall compensation program is structured to attract, motivate, and retain highly qualified executive officers by providing them with competitive compensation opportunities that are aligned with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity, and teamwork of our employees. We believe that compensation should be structured to reward short- and long-term business results and exceptional performance, and, most importantly, to maximize shareholder value. Going forward, we remain committed to maintaining disciplined compensation governance processes by periodically reassessing our incentive structures and making necessary changes in response to evolving market practices and changes in our business goals and strategy. The broader objectives of our 2025 compensation program included:
•	Pay-for-performance by tying variable compensation to achievement of Company and individual goals;
•
Selecting performance metrics that reflect the Company’s commitments to its financial stakeholders, which include driving profitable growth and developing and implementing a balanced capital allocation framework;

•	Aligning executives’ interests with those of shareholders by providing a significant portion of our executive officers’ total compensation delivered in the form of stock-based incentives; and
•	Adhering to good governance principles in setting compensation programs and policies.
2026 Executive Compensation Program
In designing our executive compensation program for 2026, the Talent Management & Compensation Committee built on the guiding principles of our 2025 compensation program, including a pay-for-performance philosophy, strong governance practices, and alignment of interests with those of our shareholders. In particular, the Talent Management & Compensation Committee focused on designing an incentive-based compensation program that aims to align our executive officers’ compensation opportunities with the achievement of the Company’s short- and long-term business goals.
The following are certain key highlights of our 2026 executive compensation program:

Commitment to Pay-for- Performance Incentive Program

75% of our annual Short-Term Incentive Compensation Plan (“ICP”) for 2026 is based on pre-established objective Company performance criteria, with the remaining 25% determined by the Talent Management & Compensation Committee based on achievement of individual performance goals. Individual payout amounts for our named executive officers (excluding our Chief Executive Officer) are recommended by our Chief Executive Officer based on achievement of individual performance goals and approved by the Talent Management & Compensation Committee and by the Board. Individual payout levels for our CEO are allocated and approved by the Talent Management & Compensation Committee and by the Board.

Company performance criteria for the 2026 ICP include Adjusted EBIT, Adjusted EBIT Margin, and Adjusted Free Cash Flow Conversion goals, reflecting our strategy of driving profitable growth and using our strong cash flow to invest in new product innovation, deleverage, and return capital to shareholders.

Performance goals were set at challenging levels that will require the Company to achieve significant operational and financial targets as well as develop organic growth priorities.

Strong Compensation Governance

Stock ownership guidelines for directors and senior management, including a requirement of 5x base salary for the Chief Executive Officer.

Double-trigger change-in-control provisions and no excise tax gross-ups.

Insider Trading Policy prohibiting insiders from pledging or hedging our securities.

Clawback Policy that requires certain cash and equity incentive compensation to be repaid to the Company by its executive officers in the event the Company is required to make an accounting restatement that resulted in an overpayment of compensation.

2026 Proxy Statement v

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING
This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Garrett Motion Inc. (the “Company,” “Garrett,” “we,” or “us”) for use at the 2026 annual meeting of shareholders (the “Annual Meeting”) to be held on Thursday, May 28, 2026, at 8:30 a.m. Eastern Time (2:30 p.m. Central Europe Time), and at any postponement, continuation, or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online, vote your shares, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GTX2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card, or on the instructions that accompanied your proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders To Be Held on May 28, 2026:

This proxy statement and our 2025 Annual Report are available for viewing, printing, and downloading at
www.proxyvote.com.
Garrett’s Voting Securities
Holders of record of our common stock at the close of business on April 2, 2026 (the “Record Date”) will be entitled to notice of, and such shareholders and holders of a valid proxy will be entitled to vote at, the Annual Meeting or any postponement, continuation, or adjournment of the Annual Meeting. Each holder of our common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which our shareholders generally are entitled to vote, including on the matters described in this proxy statement. On the Record Date, we had 187,656,873 common shares entitled to vote.
Notice of Internet Availability of Proxy Materials
As permitted by the rules of the SEC, Garrett is making this proxy statement and its 2025 Annual Report available to its shareholders electronically via the internet. On or about April 10, 2026, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. You will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.
Printed Copies of Our Proxy Materials
If you received printed copies of our proxy materials, instructions regarding how you can vote are contained on the proxy card included in those materials.

2026 Proxy Statement 1

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING
Voting Your Shares
If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the internet, by telephone, or by mail, or you may vote electronically during the Annual Meeting.

BY INTERNET	BY TELEPHONE	BY MAIL	DURING THE MEETING
You may vote your shares from any location in the world at www.proxyvote.com by following the instructions on the Internet Notice or proxy card.	You may vote your shares by calling 1-800-690-6903 and following the instructions on the Internet Notice or proxy card.	If you received a proxy card by mail, you may vote by completing, signing, dating, and mailing the proxy card.	If you attend the online Annual Meeting, you may vote electronically on the Annual Meeting page.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Wednesday, May 27, 2026. We encourage shareholders to submit their proxy via telephone or online.
If the shares you own are held in your bank or brokerage account in a fiduciary capacity (typically referred to as being held in “street name”), you can vote by following the directions provided to you by your bank or brokerage firm. If the shares you own are held in street name and you wish to vote electronically at the Annual Meeting, you should contact your bank or broker.
Attending the Annual Meeting Online
We have decided to hold the Annual Meeting entirely online again this year. A virtual meeting enables increased shareholder attendance and participation because shareholders can participate from any location around the world. You may only attend the Annual Meeting if you are a Garrett shareholder who is entitled to vote at the Annual Meeting or if you hold a valid proxy. You may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/GTX2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. If you lose your 16-digit control number, you may join the Annual Meeting as a guest, but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 8:30 a.m. Eastern Time (2:30 p.m. Central Europe Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. Eastern Time (2:15 p.m. Central Europe Time) and you should allow ample time for check-in procedures.

2 Garrett Motion Inc.

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING
Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual meeting website. The information for assistance will be located on the Annual Meeting login page.
Questions and Answers During the Annual Meeting
We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as shareholders would have at an in-person meeting. As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the matters being voted on at the Annual Meeting, as time permits. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform, clicking the Q&A button on your screen, and typing your question into the provided text field.
We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints.
Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/GTX2026.
Recommendations of the Board
At the Annual Meeting, our shareholders will be asked to vote on the proposals set forth below. The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card or vote your shares by telephone or over the internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by submitted proxies will be voted in accordance with the Board’s recommendations as follows:

“FOR” the election of each of Daniel Ninivaggi, Paul Camuti, Joachim Drees, D’aun Norman, Olivier Rabiller, Julia Steyn, Steven Tesoriere, and Jeffrey Vanneste as directors;

“FOR” the ratification of the appointment of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement; and

In the discretion of the persons appointed as proxies on any other items that may properly come before the Annual Meeting.
Broker Non-Votes
If the shares you own are held in street name through a bank or brokerage firm, the bank or brokerage firm is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held by you. Under applicable stock exchange rules, if you do not instruct your broker on how to vote your shares, your broker will be able to vote your shares with respect to certain “routine” matters but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Deloitte SA as our independent registered public accounting firm is a “routine” matter. Each other proposal to be voted on at the Annual Meeting is a “non-routine” matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker did not receive voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares.

2026 Proxy Statement 3

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING
Revoking Your Proxy or Changing Your Vote
Voting over the internet or by telephone or execution of a proxy will not in any way affect a shareholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting. If the shares you own are held in your name, you can revoke a proxy by doing one of the following:
•	filing with our Corporate Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote; or
•	attending the Annual Meeting and voting electronically (please note that your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting).
Any written notice of revocation or subsequent proxy should be sent to us at the following address: Garrett Motion Inc., Corporate Secretary, La Pièce 16, Rolle, Switzerland 1180.
If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm to change your vote.
Quorum and Votes Required
The presence or representation by proxy of a majority in voting power of the shares of common stock of the Company entitled to vote at the Annual Meeting is necessary to establish a quorum. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.
The table below sets forth the vote required for the approval of each proposal before the Annual Meeting, and the effect of abstentions and broker non-votes.

Proposal	Votes Required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of directors	Majority of votes cast (votes cast “FOR” each nominee must exceed votes cast “AGAINST”).	No effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	Approval of a majority in voting power of the shares of common stock present virtually or by proxy and entitled to vote on the matter.	Abstentions will be treated as votes AGAINST. Broker non-votes are not expected, but they would have no effect.
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	Approval of a majority in voting power of the shares of common stock present virtually or by proxy and entitled to vote on the matter.	Abstentions will be treated as votes AGAINST. Broker non-votes will have no effect.

The votes will be counted, tabulated, and certified by a representative or appointee of Broadridge Financial Solutions, the Company’s inspector of elections for the Annual Meeting. We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K to be filed with the SEC following the conclusion of the Annual Meeting.

4 Garrett Motion Inc.

PROPOSAL ONE
ELECTION OF DIRECTORS
The Board has nominated Daniel Ninivaggi, Paul Camuti, Joachim Drees, D’aun Norman, Olivier Rabiller, Julia Steyn, Steven Tesoriere, and Jeffrey Vanneste for election as directors at the Annual Meeting.
Board Recommendation

Our Board unanimously recommends that you vote “FOR” the election of each of Daniel Ninivaggi, Paul Camuti, Joachim Drees, D’aun Norman, Olivier Rabiller, Julia Steyn, Steven Tesoriere, and Jeffrey Vanneste as directors.

Our Board is currently comprised of eight directors. As described in our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), all director nominees will stand for election for one-year terms, to hold office until the next annual meeting of shareholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier resignation or removal.
If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named as proxies will vote to elect all eight nominees as directors. Each nominee has consented to be nominated and has indicated their willingness to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.
Director Resignation Policy
In accordance with our Fifth Amended and Restated By-laws (our “By-laws”) and our Corporate Governance Guidelines, upon appointment, election, or re-nomination to the Board, directors must agree to submit an irrevocable resignation effective upon the director’s failure to receive a majority of the votes cast in an uncontested election. If a director fails to receive a majority of votes cast, the Board will have 90 days from the date the election results are certified to make a decision whether to accept or reject the resignation. Once the Board makes its decision, the Company will promptly make a public announcement of the Board’s decision. If the Board rejects the resignation, the public announcement will include a statement regarding the reasons for its decision. The Chair of the Nominating & Governance Committee of the Board or, in the event the Chair of the Nominating & Governance Committee did not receive a majority of the votes cast, the independent directors who did receive a majority of the votes cast, has the authority to manage the Board’s review of the resignation. Any director whose resignation is being considered will not participate in any deliberations or vote on whether to accept or reject their own resignation.

2026 Proxy Statement 5

PROPOSAL ONE – ELECTION OF DIRECTORS
Our Director Nominees
The chart below summarizes the notable skills, qualifications, and experience of each of our director nominees and highlights the balanced mix of skills, qualifications, and experience of the Board as a whole. These align with the needs of Garrett’s long-term commercial and strategic goals. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or expected contributions to the Board.

Skills/Qualifications/Experience	Daniel Ninivaggi	Paul Camuti	Joachim Drees	D’aun Norman	Olivier Rabiller	Julia Steyn	Steven Tesoriere	Jeffrey Vanneste
Financial Experience(1)	•	•	•	•	•	•	•	•
Audit Committee Financial Expert(2)				•				•
Business Strategy(3)	•	•	•		•	•	•	•
Industry Background(4)	•	•	•	•	•	•		•
Board of Directors Experience(5)	•	•	•	•	•	•	•	•
Technology, Innovation and Security(6)		•	•	•	•	•
Global Business(7)	•	•	•	•	•	•		•
Public Company Governance and Risk Management(8)	•			•	•			•
Mergers & Acquisitions(9)	•	•	•	•		•	•	•
Current or Former Public Company Executive(10)	•	•	•		•	•		•
Diversity(11)				•		•

(1)	Understands financial, accounting, and tax issues in different jurisdictions.
(2)	Qualifies as an “audit committee financial expert” as defined in the rules of the SEC.
(3)	Significant experience with development and implementation of business strategy in organizations of similar complexity to Garrett.
(4)	Significant experience as a senior executive in the automotive industry or with supply chain management across global markets.
(5)	Served as a director of a public company or private company of similar complexity to Garrett.
(6)	Significant experience overseeing complex technological systems, emerging technologies, and/or cybersecurity functions.
(7)	Significant experience managing businesses across multiple markets.
(8)	Significant public company governance, risk management, and compliance experience.
(9)	Significant experience with acquiring and integrating companies through M&A transactions.
(10)	Served as a Chief Executive Officer, Chief Financial Officer, or other executive officer of a public company.
(11)	Self-identifies as having diverse characteristics (race, gender, ethnicity, religion, nationality, disability, sexual orientation, or cultural background).
Below are the biographies of each of our nominees for election at the Annual Meeting. Each of the biographies also highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our director nominees exemplify the highest standards of personal and professional integrity and the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight.

6 Garrett Motion Inc.

PROPOSAL ONE – ELECTION OF DIRECTORS
Director Nominee Biographies
All director nominees to be elected at the Annual Meeting (terms to expire in 2027)

Non-Executive Chairman Director Since: 2021 Age: 61 Committee Memberships: Nominating & Governance Committee Technology & Innovation Committee	DANIEL NINIVAGGI

Mr. Ninivaggi, an independent director, has served on our Board as a director and Non-Executive Chairman since April 2021. Mr. Ninivaggi served as the President and Chief Executive Officer of Icahn Enterprises L.P. (IEP), the principal investment vehicle of Carl Icahn, between 2010 and 2014. He also served as Chief Executive Officer of Icahn Automotive Group, LLC, a leading automotive parts distribution, maintenance and repair company with over 2,000 locations, and a Managing Director of IEP, from March 2017 through August 2019. Prior to that, Mr. Ninivaggi was the Co-Chairman and Co-CEO of Federal-Mogul Holdings Corp. (“Federal-Mogul”), an $8 billion automotive and commercial vehicle supplier. From August 2021 until March 2024, Mr. Ninivaggi served as the Chief Executive Officer (until July 2023) and subsequently the Executive Chairman of Lordstown Motors Corporation, an electric vehicle automaker. On June 27, 2023, Lordstown Motors filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Previously, from January 2011 to May 2012, Mr. Ninivaggi served as the Interim President and Interim Chief Executive Officer of Tropicana Entertainment Inc., a company primarily engaged in the business of owning and operating casinos, hotels and resorts. From 2003 until 2009, Mr. Ninivaggi held a variety of senior executive positions at Lear Corporation, a global Tier 1 supplier of automotive seating, interior, and electrical and electronic power management systems and components, including most recently as Executive Vice President and Chief Administrative Officer. From 1992 through May 2003, Mr. Ninivaggi was an attorney in private practice at the international law firm of Winston & Strawn LLP specializing in corporate law, including serving as partner from 1998. Prior to Winston & Strawn LLP, Mr. Ninivaggi was an attorney in private practice at the international law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1991 through 1992. Mr. Ninivaggi received a B.A. from Columbia University, an M.B.A from the University of Chicago, Graduate School of Business and a J.D. from Stanford University School of Law.
Mr. Ninivaggi has been a director of numerous public and private companies, including Indivior Pharmaceuticals Inc., a specialty pharmaceuticals company, since January 2025, Lordstown Motors Corporation from August 2021 to March 2024, Hertz Global Holdings, Inc., a global car rental and fleet management company, and its predecessor, from 2014 until July 2021, Navistar International Corporation, a manufacturer of commercial and military trucks, buses and engines, from August 2017 to October 2018, Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises, from March 2012 until May 2015, CVR Energy, Inc., an independent petroleum refiner and marketer of high-value transportation fuels, from May 2012 to February 2014, CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, from May 2012 to February 2014, Viskase Companies, Inc., a food packaging company, from June 2011 to February 2014, XO Holdings, a competitive provider of telecom and wireless services, from August 2010 to February 2014, Tropicana Entertainment Inc., a hotel and casino operator, from January 2011 to December 2015, CIT Group Inc., a bank holding company, from December 2009 to May 2011 and Motorola Mobility Holdings Inc., a provider of mobile communications devices and cable equipment, from December 2010 to May 2011. Mr. Ninivaggi has served on numerous board committees, including as Chairman of the Nominating & Corporate Governance Committee of Indivior, Chairman of the Nominating & Corporate Governance Committee of CIT Group, Chairman of the Compensation Committee at CVR Energy, Chairman of the Compensation Committee of Tropicana Entertainment, and Chairman of the Compensation and the Operating Committees of Hertz Global Holdings, Inc. He also previously served as a member and ultimately Chairman of the Advisory Board of Metalsa S.A., a global Tier 1 supplier of frames and other structural components to light truck and commercial vehicle original equipment manufacturers.
Skills and Qualifications:
Mr. Ninivaggi’s qualifications to serve on our Board include his extensive management experience in the automotive industry, his global business experience, his deep legal and corporate governance experience, and his strong leadership skills.

2026 Proxy Statement 7

PROPOSAL ONE – ELECTION OF DIRECTORS

Director Since: 2024 Age: 64 Committee Memberships: Nominating & Governance Committee (CHAIR) Talent Management & Compensation Committee Technology & Innovation Committee (CHAIR)	PAUL CAMUTI

Mr. Camuti, an independent director, has served as a director on our Board since February 2024. Mr. Camuti formerly served as Executive Vice President, Chief Technology, Sustainability, and Strategy Officer of Trane Technologies (NYSE: TT), a manufacturing company focused on heating, ventilation and air conditioning and refrigeration systems, overseeing the company’s technical strategy, innovation practices and sustainability from February 2020 to December 2024. Prior to Trane Technologies’ separation of Ingersoll Rand, a global provider of flow creation and industrial products, Mr. Camuti held several senior executive positions of increasing responsibility at Ingersoll Rand, including Senior Vice President Innovation and Chief Technology and Strategy Officer, since 2011. He joined Ingersoll Rand after having served in several senior technology and business leadership roles at Siemens AG. Mr. Camuti served as a director of The ExOne Company in 2021.
Skills and Qualifications:
Mr. Camuti’s qualifications to serve on our Board include his extensive global experience in innovation and technology, with a significant focus on the industrial sector, and his sustainability leadership.

Director Since: 2024 Age: 61 Committee Memberships: Audit Committee Talent Management & Compensation Committee (CHAIR) Technology & Innovation Committee	JOACHIM DREES

Mr. Drees, an independent director, has served on our Board since May 2024. Mr. Drees has served as Chief Executive Officer of Franz Haniel & Cie. Gmbh since October 2024 and has been investing in software-related start-up companies, particularly in the EV software charging space but also other industries, as a pre-seed, seed or pre-series A investor, since July 2020. From 2015 until July 2020, Mr. Drees served as CEO of MAN SE and MAN Truck & Bus SE, one of Europe’s largest players in the commercial vehicle industry. At the same time, Mr. Drees was also a member of the Executive Board of TRATON SE (formerly Volkswagen Truck & Bus GmbH), a commercial vehicle manufacturer, and held several non-executive director seats from 2015 to July 2020, including at Renk AG, a propulsion and drivetrain technology manufacturer, from 2017 to 2020, where he was also a member of the nomination and governance committee. Prior to that time, from 2012 to 2014, he was the Chief Financial Officer and a member of the executive board of Drees & Sommer AG, a European consulting, planning and project management enterprise with responsibility for Finance & Controlling, M&A, Human Resources, Administration and Internationalization Support. Between 2006 and 2012, Mr. Drees was an Operating Partner with Hg Capital, a private equity fund based in London and held several board positions in portfolio companies owned by Hg Capital. Mr. Drees held managerial positions in Daimler AG and in what is today known as Daimler Truck Group, a commercial vehicle manufacturer, from 1996 to 2006, including as CFO and CHRO of the Gaggenau Transmissions Unit and as Head of Commercial Vehicle Controlling. He served as a director of Spree Acquisition Corp. 1 Ltd., a special purpose acquisition corporation, since its initial public offering on December 20, 2021, where he also served as the chair of the audit committee and a member of the compensation committee. Since 2024, Mr. Drees also serves as independent director of Fraikin, a commercial vehicle rental company providing comprehensive full operational lease and rental solutions for a wide range of markets and specialized commercial vehicles. Previously, he studied business administration at the University of Stuttgart and received an M.B.A. from Portland State University.
Skills and Qualifications:
Mr. Drees’ qualifications to serve on our Board include his extensive automotive industry and commercial vehicle experience.

8 Garrett Motion Inc.

PROPOSAL ONE – ELECTION OF DIRECTORS

Director Since: 2021 Age: 59 Committee Memberships: Audit Committee (CHAIR) Nominating & Governance Committee	D’AUN NORMAN

Ms. Norman, an independent director, has served as a director on our Board since April 2021. Ms. Norman retired from Ernst & Young (EY), a leading accounting firm, as an audit partner in 2019, after over 30 years of assurance and advisory experience, including 16 years as a partner specializing in audits of publicly traded global automotive suppliers and other industrial companies. Ms. Norman’s key audit experiences include her work on Visteon Corporation, a global mobility technology company, from 2013 to 2019 following its spinoff from Ford Motor Company and bankruptcy emergence and including exit of interiors and climate businesses, electronics acquisition and shareholder distributions and repurchases; Federal-Mogul from 2006 to 2014 during its bankruptcy and upon emergence; Cooper Tire & Rubber Company, a manufacturer of automobile and truck tires, from 2008 to 2014 during merger negotiations; and Owens-Illinois, a leading glass bottle manufacturer, from 1988 to 2006 during the leveraged buyout and exit, including transition from public to private status and the subsequent IPO. In addition, Ms. Norman served as EY Michigan and Northwest Ohio Assurance People Leader and as EY Central Region ASC 606 Revenue Recognition Adoption Leader. She served as Chair of the Bowling Green State University Alumni Leadership Council, including on the Strategy and Nominating & Governance Committees. Ms. Norman serves as a director and chair of the Audit Committee of PHINIA Inc. (NYSE: PHIN), a developer of fuel systems and aftermarket solutions, since July 2023. Ms. Norman has a Bachelor of Science in Business Administration, Accounting from Bowling Green State University and attended the EY Executive Education program at Kellogg School of Management, Northwestern University. She is a Certified Public Accountant, NACD Certified Director and holds a CERT Certificate in Cybersecurity Oversight, Carnegie Mellon University Software Engineering Institute.
Skills and Qualifications:
Ms. Norman’s qualifications to serve on our Board include her extensive financial expertise and prior work with automotive industry clients.

Director Since: 2018 Age: 55 Committee Memberships: Technology & Innovation Committee	OLIVIER RABILLER

Mr. Rabiller has served as our President and Chief Executive Officer as well as a member of our Board since our spin-off (the “Spin-Off”) from Honeywell International Inc. (Nasdaq: HON) (“Honeywell”) in 2018. Prior to the Spin-Off, Mr. Rabiller served as President and Chief Executive Officer of the Transportation Systems division at Honeywell since July 2016. From July 2014 to July 2016, he served as Vice President and General Manager of Transportation Systems for High Growth Regions, Business Development, and Aftermarket. From January 2012 to July 2014, he served as Vice President, General Manager of Transportation Systems Aftermarket. Earlier positions within Honeywell included roles as the Vice President of Sourcing for Transportation Systems for three years; Vice President, European Sales and Customer Management and Director of Marketing and Business Development for the European region. He joined Honeywell in 2002 as Senior Program Manager and Business Development Manager for Turbo Technologies EMEA. He holds a Master’s degree in Engineering from École Centrale Nantes and an M.B.A. from INSEAD.
Skills and Qualifications:
Mr. Rabiller is qualified to serve as a member of our Board because of his extensive experience at the Transportation Systems division at Honeywell, his background within the automotive industry and his strong leadership abilities.

2026 Proxy Statement 9

PROPOSAL ONE – ELECTION OF DIRECTORS

Director Since: 2021 Age: 50 Committee Memberships: Audit Committee Talent Management & Compensation Committee Technology & Innovation Committee	JULIA STEYN

Ms. Steyn, an independent director, has served as a director on our Board since April 2021. Ms. Steyn has served as Chief Commercial Officer at the investment firm VectoIQ since September 2020. In addition, Ms. Steyn has been a Senior Advisor to McKinsey & Company, a management consulting firm, since May 2019, where she focuses on the mobility space and corporate innovation and serves as an advisor to several venture capital organizations. Ms. Steyn previously served as CEO of Bolt Mobility, a personal transportation company, from December 2019 through August 2020, and was a member of Bolt Mobility’s Board from August 2020 to June 2021. From May 2019 to July 2022, Ms. Steyn was a Non-Executive Board Member of First Group PLC, a multinational transport group that operates transport services in the United Kingdom, Ireland, Canada and the United States. Previously, Ms. Steyn worked for almost a decade at General Motors, a vehicle manufacturer, where she was the founder and CEO of Maven, the shared mobility marketplace owned by General Motors. Ms. Steyn joined General Motors in 2012 as Vice President, Corporate Development and Global Mergers & Acquisitions. Before joining General Motors, Ms. Steyn was Vice President and co-managing director for the corporate development group of Alcoa, an aluminum industrial corporation, and she also has worked at Goldman Sachs, an investment bank, in key positions in London, Moscow and New York. Earlier in her career, she was a business analyst at A.T. Kearney, a consulting firm. Ms. Steyn currently serves as a director of two private companies, Commonwealth Rolled Products, a leader in the manufacture and sale of aluminum rolled products, since October 2022, and of Oxa Autonomy Limited, an autonomous vehicle software company, since October 2025. Ms. Steyn has a bachelor’s degree from Oberlin College and an M.B.A. with a concentration in Finance and Accounting from the University of Chicago.
Skills and Qualifications:
Ms. Steyn’s qualifications to serve on our Board include her financial expertise and her experience in the transportation sector and with emerging technologies.

Director Since: 2021 Age: 48 Committee Memberships: Talent Management & Compensation Committee	STEVEN TESORIERE

Mr. Tesoriere, an independent director and designee of Oaktree, has served as a director on our Board since April 2021. Mr. Tesoriere joined Oaktree, a global asset management firm specializing in alternative investment strategies, in 2016, where he serves as a Managing Director and Co-Portfolio Manager. Prior to Oaktree, Mr. Tesoriere was Managing Principal and Portfolio Manager of Altai Capital Management, an investment manager he co-founded in 2009, which focused on investing in distressed debt and event-driven equities. Previously, Mr. Tesoriere worked at Anchorage Capital Group, a registered investment adviser, for six years, where he was a founding analyst. He began his career with Blackstone in the Restructuring and Reorganization Group, an alternative investment management company, before working at Goldman Sachs in distressed debt research. Mr. Tesoriere received a B.S. degree in Commerce with a concentration in finance from the University of Virginia’s McIntire School of Commerce.
Skills and Qualifications:
Mr. Tesoriere’s qualifications to serve on our Board include his extensive financial and investment expertise, and advisory experience in business strategy and growth.

10 Garrett Motion Inc.

PROPOSAL ONE – ELECTION OF DIRECTORS

Director Since: N/A Age: 66	JEFFREY VANNESTE

Mr. Vanneste is an independent director nominee standing for election to our Board of Directors for the first time at the Annual Meeting. Mr. Vanneste served as Senior Vice President and Chief Financial Officer of Lear Corporation, a global automotive technology leader in seating and electrical and electronic systems, from 2012 until his retirement in 2019. Prior to joining Lear, Mr. Vanneste served as Executive Vice President and Chief Financial Officer of International Automotive Components Group (“IAC”) from 2011 to 2012 and as Chief Financial Officer for IAC North America from 2007 to 2012. Prior to joining IAC, Mr. Vanneste worked with Lear Corporation in finance positions of increasing responsibility over more than 15 years. Mr. Vanneste served on the board of TI Fluid Systems, PLC, a global manufacturer of fluid storage, carrying, and delivery systems listed on the London Stock Exchange, from 2017 until 2022, where he was Chair of the Audit and Risk Committee. Mr. Vanneste also served on the board of Vishay Intertechnology, Inc., a manufacturer of discrete semiconductors and passive electronic components from 2019 until 2024, where he was Chair of the Audit Committee. Mr. Vanneste holds a bachelor's degree from Wayne State University and an M.B.A. from Michigan State University.
Skills and Qualifications:
Mr. Vanneste’s qualifications to serve on our Board include his experience as the Chief Financial Officer of a multinational, publicly traded company and as a board member of another publicly traded company, positioning him well to bring important perspectives to the Board and any committees to which he is appointed.

Mr. Robert Shanks is not standing for re-election at the Annual Meeting and will step down from our Board effective at the Annual Meeting. The Board and management express their appreciation for the many contributions Mr. Shanks made as a member of our Board, particularly through his many years of service as Chair of the Audit Committee.
None of our directors, director nominees, or executive officers is or was during the term of their respective service related by blood, marriage, or adoption to any other such director, director nominee, or executive officer.

2026 Proxy Statement 11

CORPORATE GOVERNANCE
Corporate Governance Highlights
Garrett is committed to good governance practices that protect and promote the long-term value of the Company for its shareholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its shareholders.

Independent Oversight

7 of 8 director nominees are independent

Non-Executive Chair of the Board

Regular executive sessions of non-employee directors at Board meetings (chaired by Non-Executive Chair) and committee meetings (chaired by independent committee chairs)

Fully independent Audit, Nominating & Governance, and Talent Management & Compensation committees

Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness

Directors have a deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

Annual assessment of director skills and commitment to director refreshment to ensure Board meets the Company’s evolving oversight needs

The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

Highly engaged Board with a combined attendance rate of approximately 96% in 2025

Annual Board and committee self-evaluations

Non-employee directors serve only until the next annual meeting of shareholders following their 75th birthday, unless otherwise determined by the Board

Board has adopted a policy on continuing director education

Shareholder Rights

Proxy access

Majority voting for directors in uncontested elections

Resignation policy for directors who do not receive a majority of the votes cast

One class of voting stock, with each share of common stock entitled to one vote
   No poison pill

No supermajority voting provisions

No fee-shifting provisions

12 Garrett Motion Inc.

CORPORATE GOVERNANCE

Good Governance Practices

All directors are elected annually for one-year terms

Development and regular review of succession plan for Chief Executive Officer and members of senior management

Clawback policy for executive officers

Board committees have sole discretion to retain and terminate independent third-party advisors, and to set such advisors’ terms of engagement including compensation

Code of Business Conduct applicable to all employees, officers, and directors

Ethics training annually for all employees

Insider Trading Policy applicable to all Company insiders

Stock ownership guidelines for directors and senior management, including a requirement of 5x base salary for the Chief Executive Officer

Responsible corporate citizenship and sustainability initiatives

Regular review of the Company’s By-laws and charter for consistency with market practice and good governance

Director Nominee Independence
Our Board has determined that each of our non-employee director nominees, who are listed below, meet the applicable criteria for independence established by Nasdaq. Olivier Rabiller is not an independent director under Nasdaq rules due to his employment as our President and Chief Executive Officer.

Independent Director Nominees
Daniel Ninivaggi Paul Camuti Joachim Drees	D‘aun Norman Julia Steyn	Steven Tesoriere Jeffrey Vanneste

In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors and director nominees with regard to each individual’s business and personal activities and any relationships they have with us and our management.
Board Leadership Structure
We do not have any fixed rule as to whether our Chair and Chief Executive Officer positions should be separate, or whether our Chair should be an employee or elected from among non-employee directors. We believe that it is in the best interests of the Company to have the flexibility to evaluate its leadership structure over time as part of Garrett’s ongoing succession planning process. In the event that, in the future, the Chair of the Board is not an independent director, our Corporate Governance Guidelines provide that an independent “Lead Director” will be elected from among the independent directors.
The Board has determined that the best leadership structure for Garrett at this time is to separate the positions of Chair and Chief Executive Officer, with a Non-Executive Chair leading the Board. We believe this structure enhances the Board’s ability to exercise independent oversight of management and allow sufficient time for each of the Chair and Chief Executive Officer to attend to their particularly demanding roles.

2026 Proxy Statement 13

CORPORATE GOVERNANCE
Board Meetings and Attendance
Board members are expected to prepare for, attend, and participate in all meetings of the Board and committees on which they serve. During the fiscal year ended December 31, 2025, there were 18 meetings of the Board. During 2025, each incumbent director attended at least 81% of the meetings of the Board and the committees on which they served that were held during the period of such director’s service and from which such director was not intentionally recused. We do not maintain a formal policy regarding director attendance at the annual meeting; however, it is expected that, absent compelling circumstances, directors will attend. All of our directors serving at the time attended our 2025 annual meeting of shareholders.
Executive Sessions of Non-Employee Directors
As provided in our Corporate Governance Guidelines, the Board holds executive sessions of its non-employee directors on at least a quarterly basis. During 2025, the Board held executive sessions of its non-employee directors regularly throughout the year. Daniel Ninivaggi, the Non-Executive Chairman of the Board, currently presides over executive sessions. Our Corporate Governance Guidelines provide that, if we have a Lead Director, the Lead Director will preside over executive sessions of the Board.
Director Orientation and Continuing Education
The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors, upon joining the Board, with an orientation session regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s strategic plans, financial statements, and key issues, policies and practices. Our directors also periodically receive training on a variety of relevant topics, such as key industry developments and the competitive landscape, as well as on emerging issues such as sustainability, artificial intelligence, and cybersecurity. The Board also periodically visits our facilities around the globe. The Board has a formal policy on director education articulating the Board’s belief that our shareholders are best served by a Board comprised of individuals who are well versed in modern principles of corporate governance and other subjects relevant to their board service, and who thoroughly comprehend the roles and responsibilities of an effective board in the oversight of the Company. This policy provides for the reimbursement to directors of certain expenses associated with directors’ attendance at seminars, conferences and other continuing education programs designed for directors of public companies.
Board Refreshment
The Board will regularly assess its composition to identify the qualifications and skills that directors and candidates should possess. To promote thoughtful Board refreshment, we have:
•
adopted a retirement age policy under which non-employee directors will serve only until the annual meeting of shareholders immediately following their 75th birthday, unless otherwise approved by the Board;

•	developed a comprehensive Board succession planning process; and
•	implemented an annual Board and committee self-assessment process.
We believe that, over time, the Board will benefit from a mix of new directors, who will bring fresh ideas and viewpoints, and longer-serving directors, who will have developed deep insight into the Company’s business and operations. In 2025, Kevin Mahony resigned from our Board. In 2026, Robert Shanks is not standing for re-election at the Annual Meeting, and Jeffrey Vanneste, who does not currently sit on our Board, has been nominated for election at the Annual Meeting.

14 Garrett Motion Inc.

CORPORATE GOVERNANCE
Comprehensive, Ongoing Process for Board Succession Planning and Selection and Nomination of Directors
As provided in our Corporate Governance Guidelines, the Board, together with the Nominating & Governance Committee, is responsible for annually evaluating the requisite skills and characteristics of Board members, as well as its composition as a whole, to ensure the overall Board composition, as well as the perspective and skills of its individual members, will effectively support Garrett’s growth and commercial strategy and oversee risk management, capital allocation, and management succession. The Board’s assessment includes a consideration of relevant industry experience, track record of success, broad business experience, leadership skills, independence, and diversity of viewpoints in the context of the needs of the Board and the Company, as well as the ability of members (and any candidates for membership) to devote sufficient time to performing their duties in an effective manner.
Each year, the Nominating & Governance Committee assesses the directors to be nominated for election by shareholders at the annual meeting. To ensure that the Board evolves in a manner that serves the business and strategic needs of the Company, before recommending for re-nomination a slate of incumbent directors for an additional term, the Nominating & Governance Committee evaluates whether incumbent directors possess the requisite skills and perspective, both individually and collectively. At a minimum, directors are expected to exemplify high standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. The Board also considers the other demands on the time of a candidate, and with respect to current members of the Board, their attendance at, preparedness for and participation in, Board and committee meetings. The Nominating & Governance Committee has responsibility for periodically identifying and recruiting new members to the Board based on needs and skills identified through discussions with the Chair of the Board, the Chief Executive Officer, the Lead Director (if any), and other Board members. When these needs arise, we anticipate that potential candidates meeting these criteria will be identified either by professional recruiting agencies, reputation, or existing Board members. Candidates will be interviewed by the Board Chair, Chief Executive Officer, Lead Director (if any), and other members of the Board, as appropriate, to ensure that candidates not only possess the requisite skills and characteristics but also the personality, leadership traits, work ethic, and independence to effectively contribute as a member of the Board.
At the direction of the Nominating & Governance Committee, the Company paid fees to a professional search firm to help identify and evaluate potential nominees for director for 2026.
Shareholder Recommendations and Nominations of Director Candidates
Shareholders may recommend individuals to the Nominating & Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating & Governance Committee, c/o Corporate Secretary, La Pièce 16, Rolle, Switzerland 1180. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided within a reasonable amount of time before we plan to file our proxy statement, the Nominating & Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Shareholders also have the right under our By-laws to directly nominate director candidates for inclusion in our proxy statement, without any action or recommendation on the part of the Nominating & Governance Committee or the Board, by following the procedures set forth in our By-laws that are described below under the heading “Additional Information—Shareholder Proposals and Director Nominations.”

2026 Proxy Statement 15

CORPORATE GOVERNANCE
Corporate Governance Documents
We believe that good corporate governance is important to ensure that Garrett is managed for the long-term benefit of our shareholders. Our Nominating & Governance Committee periodically reviews and reassesses our Corporate Governance Guidelines, other governance documents and overall governance structure. Complete copies of our Certificate of Incorporation, By-laws, and Corporate Governance Guidelines are available on the “Investors—Governance” section of our website at www.garrettmotion.com. Alternatively, you may request a copy of any of these documents by writing to Garrett Motion Inc., c/o Corporate Secretary, La Pièce 16, Rolle, Switzerland 1180.
Code of Business Conduct
The Board has adopted a written code of ethics (the “Code of Business Conduct”), which applies to all of our employees, officers, and directors. Our Code of Business Conduct is available in the “Investors—Governance” section of our website at www.garrettmotion.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of our Code of Business Conduct.
Board Committees
Our Board has established standing audit, compensation, and nominating committees in accordance with Nasdaq and SEC requirements – the Audit Committee, the Talent Management & Compensation Committee, and the Nominating & Governance Committee (collectively, the “Committees”) – each of which operates under a charter that has been approved by the respective committee and our Board. Current copies of the Audit Committee, Talent Management & Compensation Committee, and Nominating & Governance Committee charters are posted on the “Investors—Governance” section of our website located at www.garrettmotion.com.
Our Board has determined that all of the members of each of the Committees are independent as defined under applicable Nasdaq rules. In addition, all members of the Audit Committee meet the heightened independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all members of the Talent Management & Compensation Committee satisfy the heightened independence requirements of the Nasdaq rules specific to the independence of compensation committee members.
In 2026, our Board also established a Technology & Innovation Committee and disbanded its Finance Committee.

16 Garrett Motion Inc.

CORPORATE GOVERNANCE

Committee Membership
Name	Audit Committee	Nominating & Governance Committee	Talent Management & Compensation Committee	Technology & Innovation Committee
Daniel Ninivaggi (Non-Executive Chairman)
Paul Camuti
Joachim Drees
D’aun Norman
Olivier Rabiller
Julia Steyn
Steven Tesoriere
Jeffrey Vanneste

= Committee Chair	= Member

2026 Proxy Statement 17

CORPORATE GOVERNANCE

Audit Committee
Current Committee Members: D’aun Norman (CHAIR) Joachim Drees Robert Shanks[1] Julia Steyn 12 Meetings in 2025
Primary Responsibilities Include:
•
Reviewing the results of audits of the Company’s financial statements, and other matters related to the conduct of the audit, and recommending to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K;
•
Preparing the Audit Committee report to be included in our proxy statement;
•
Reviewing with management and the independent auditor our annual and interim financial statements;
•
Reviewing and discussing the types of information to be disclosed and the types of presentations to be made in connection with earnings releases and financial information and earnings guidance provided to analysts and ratings agencies;
•
Appointing our independent auditor and approving all audit engagement fees and non-audit engagements with the independent auditor;
•
Evaluating, at least annually, the independent auditor’s performance;
•
Overseeing the work of our independent auditor;
•
Developing and approving policies and procedures for the review, approval or ratification of related person transactions;
•
Overseeing the independence of the Company’s independent auditor, including receiving communications from the independent auditor regarding its communications with the committee concerning independence, discussing with the independent auditor their independence, and ensuring compliance with any audit partner rotation requirements;
•
Reviewing certain reports of the independent auditor and the internal auditor, including reports from the independent auditor relating to its internal quality procedures, and reports from the internal auditor related to the adequacy of the Company’s internal controls, disclosure processes and procedures;
•
Considering and reviewing, in consultation with the internal auditor, the Company’s internal audit function, including its scope, plan, budget, activities, organizational structure and staffing;
•
Reviewing on an annual basis the performance of the internal audit function, and receiving reports from the internal auditor on the status of significant findings, recommendations and management’s responses;
•
Establishing clear hiring policies regarding employees or former employees of the independent auditor;
•
Reviewing and discussing, with management as appropriate, our major enterprise and financial risk exposures, assessment, and management policies, including oversight of the Company's cybersecurity framework and risk management;
•
Establishing procedures for the confidential anonymous submission by employees, and receipt, retention and treatment of, accounting and auditing related concerns and complaints;
•
Reviewing material legal and compliance matters and our integrity and compliance program periodically with management;
•
Reviewing and discussing the Company’s plans, practices and policies concerning significant financial matters (except as assigned to other Committees); and
•
Undertaking an annual performance evaluation of the activities of the committee, including the committee’s responsibilities as set forth above.

Financial Expertise and Independence
All members of the Audit Committee meet the independence standards and financial literacy requirements of Nasdaq. The Board has determined that Ms. Norman qualifies as an “audit committee financial expert” as defined by SEC rules. No Audit Committee member currently serves on the audit committees of more than three public companies.

Report
The Report of the Audit Committee is set forth under the section entitled “Report of the Audit Committee” of this proxy statement.

1	Mr. Shanks was a member of our Audit Committee in 2025 but is not standing for re-election at the Annual Meeting and will leave the Audit Committee at the end of his current term.

18 Garrett Motion Inc.

CORPORATE GOVERNANCE

Nominating & Governance Committee
Current Committee Members: Paul Camuti (CHAIR) Daniel Ninivaggi D’aun Norman 7 Meetings in 2025
Primary Responsibilities Include:
•
Reviewing and making recommendations to the Board regarding its size, composition and organization, qualifications and criteria of directors, procedures for shareholder suggestion or nomination of candidates for director, retirement of directors, the compensation and benefits of non-employee directors, stock ownership guidelines applicable to non-employee directors, the conduct of business or other transactions between the Company and any person or entity affiliated with a director, and the structure, composition and membership of the Committees;
•
Identifying and recommending to the Board qualified director candidates and recommending actions regarding third-party nominations;
•
Reviewing the Company’s management development program, including executive succession plans and making recommendations to the Board relating to the election of the Company’s officers in coordination with the Talent Management & Compensation Committee;
•
Overseeing the succession planning process for our officers, in coordination with the Talent Management & Compensation Committee;
•
Overseeing and reporting to the Board regarding an annual evaluation of the Board and the Committees;
•
Reviewing and assessing the adequacy of our Governance Guidelines and governance structure;
•
Overseeing the director orientation and continuing education programs;
•
Reviewing and reporting to the Board regarding matters relating to the Company’s role as a responsible corporate citizen, including health, safety and environmental matters, equal employment opportunity and other matters, including the Company’s Code of Business Conduct;
•
Evaluating, together with management, the Company’s progress against its sustainability targets, and reporting to the Board at least annually with respect to the Company’s sustainability strategies, policies and performance;
•
Monitoring governance trends and reviewing periodically, with reports to the Board at least annually, with respect to the Company’s public reporting on sustainability matters, including any corporate social responsibility and/or sustainability reports; and
•
Undertaking an annual performance evaluation of the activities of the committee, including the committee’s responsibilities as set forth above.

Independence The Nominating & Governance Committee is comprised entirely of directors who are independent under the Nasdaq rules.

2026 Proxy Statement 19

CORPORATE GOVERNANCE

Talent Management & Compensation Committee
Current Committee Members: Joachim Drees (CHAIR) Paul Camuti Robert Shanks[2] Julia Steyn Steven Tesoriere 8 Meetings in 2025
Primary Responsibilities Include:
•
Reviewing and making recommendations to the Board regarding corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluating his performance in light of such goals and objectives and, together with the independent directors, making recommendations to the Board in relation to the CEO’s compensation level based on this evaluation of his performance;
•
Reviewing and making recommendations to the Board regarding the individual goals and objectives of the other executive officers and annual salary and other remuneration, including incentive compensation plans and equity-based plans, for all officers;
•
Reviewing and making recommendations to the Board regarding proposed actions under our incentive compensation plans and equity-based plans for all senior level employees;
•
Reviewing the management development program, including executive succession plans, and making recommendations to the Board relating to the election of our officers, in coordination with the Nominating & Governance Committee;
•
Reviewing and administering our bonus, stock and other benefits plans, as may be provided in any such plans or deemed appropriate by the Board;
•
Reviewing and making recommendations to the Board regarding Company employment agreements and compensatory arrangements with executive officers of the Company;
•
Reviewing and making recommendations to the Board regarding perquisite benefits provided to the Company’s executive officers;
•
Overseeing and making recommendations to the Board with respect to the Company’s stock ownership guidelines, share retention policy and clawback policy for the Company’s executive officers;
•
Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” and recommending to the Board whether such section should be included in the Company’s Annual Report on Form 10-K and annual proxy statement;
•
Reviewing and making recommendations to the Board regarding the frequency of say-on-pay votes, taking into account the results of the most recent say-on-pay frequency vote, and reviewing and approving the proposals regarding say-on-pay votes and say-on-pay frequency votes to be included in the Company’s annual proxy statement;
•
Undertaking an annual performance evaluation of the activities of the committee, including the committee’s responsibilities as set forth above; and
•
Providing strategic review of the Company’s human resources strategies and initiatives to ensure the Company is seeking, developing and retaining human capital appropriate to the Company’s needs, including periodically assessing whether sustainability goals and milestones, if appropriate, are effectively reflected in executive compensation.

Independence
The Talent Management & Compensation Committee is comprised entirely of directors who are independent under the Nasdaq rules, including the rules specific to membership on a compensation committee, and are “non-employee directors” under Section 16 of the Exchange Act.

Delegation Authority
The Talent Management & Compensation Committee may form and delegate its authority to subcommittees, including a subcommittee consisting of two or more individuals who qualify as non-employee directors under Section 16 of the Exchange Act.

Role of Management and Compensation Consultant
For information regarding the role of management and our compensation consultant Meridian Compensation Partners (“Meridian”) in setting compensation see “Executive Compensation–Role of Management” and “Executive Compensation–Role of Independent Compensation Consultant” below.

Report The Talent Management & Compensation Committee Report is set forth under the section entitled “Talent Management & Compensation Committee Report” of this proxy statement.

2
Mr. Shanks was a member of our Talent Management & Compensation Committee in 2025 but is not standing for re-election at the Annual Meeting and will leave the Talent Management & Compensation Committee at the end of his current term.

20 Garrett Motion Inc.

CORPORATE GOVERNANCE

Technology & Innovation Committee
Current Committee Members: Paul Camuti (CHAIR) Joachim Drees Daniel Ninivaggi Olivier Rabiller Julia Steyn New committee in 2026
Primary Responsibilities Include:
•
Monitor and review the Company’s innovation and technology strategy with respect to new business opportunities, approach, and initiatives, including the potential impact on the Company’s performance, growth, and competitive position;
•
Monitor and review technology trends and developments, including product, process, and manufacturing technologies and practices, that could have a material impact on the Company and the industries in which it operates;
•
Evaluate the Company’s competitiveness from a technology, digital, and innovation standpoint, including talent, structure, and resources, as compared to industry peers;
•
Assist the Board and its committees in the oversight of risks related to technology and innovation initiatives;
•
Assist the Board in its oversight of the Company’s investments in technology and innovation, including capital allocation priorities, research, development, and engineering, information technology tools, organizational priorities, and corporate development opportunities and related processes, tools, and practices; and
•
Assist the Board in its oversight of the direction and effectiveness of the Company’s research, development, and engineering operations, including organizational structures and key members of the leadership teams.

In addition to the Committees and the Technology & Innovation Committee, our Board establishes additional standing and/or ad hoc committees for specific purposes from time to time.
Talent Management & Compensation Committee Interlocks and Insider Participation
During our 2025 fiscal year, the Talent Management & Compensation Committee consisted of Mr. Camuti, Mr. Drees, Mr. Shanks, Ms. Steyn, and Mr. Tesoriere. No member of our Talent Management & Compensation Committee is or has during their service been an officer or employee of the Company. In addition, throughout 2025, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has, or that at the time had, one or more of its executive officers serving as a member of our Board or Talent Management & Compensation Committee.
The Board’s Role in Risk Oversight
The Board recognizes that the achievement of our strategic and commercial objectives involves taking risks and that those risks may evolve over time. The Board has oversight responsibility for Garrett’s risk management, which is designed to identify, assess, and communicate these risks across the Company’s operations, and foster a corporate culture of integrity and risk awareness. Consistent with this approach, one of the Board’s primary responsibilities includes reviewing assessments of, and advising management with respect to, significant risks and issues facing the Company.
In addition, the Board has designated the Committees to assist with the oversight of certain categories of risk management, and the Committees report to the Board regularly on these matters.
•
The Audit Committee reviews and discusses, with management as appropriate, our major financial and enterprise risk exposures, risk assessment, and risk management policies, including oversight of the Company’s cybersecurity framework and risk management;

•
The Talent Management & Compensation Committee, in approving and evaluating the Company’s executive compensation plans, policies and programs, takes into account the degree of risk to the Company that such plans, policies, and programs may create and assists the Board in fulfilling its oversight responsibilities with respect to succession planning for our executive officers; and

2026 Proxy Statement 21

CORPORATE GOVERNANCE
•
The Nominating & Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership, and structure, succession planning for our directors and executive officers, and our overall governance structure, and also by reviewing our Code of Business Conduct, which creates a foundation for our compliance program.

Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Corporate Responsibility
Garrett’s mission to develop differentiated technologies for emission reduction and energy efficiency is at the heart of its contribution to society. We develop solutions for the most pressing sustainability challenges for the automotive, mobility and industrial space, to advance emissions reduction and zero-emission solutions.
Corporate responsibility is therefore embedded in our governance structure and a priority for the Company and the Board of Directors. The Board, including through its committees, is responsible for promoting and providing oversight of sustainability activities, including corporate responsibility, sustainability strategy, and monitoring adherence to Company standards. Primary responsibility at the Board level for reviewing and reporting to the full Board on our sustainability programs and policies, as well as our corporate citizen commitments, resides with the Nominating & Governance Committee.
Management oversees sustainability at the Company through a Sustainability Committee, composed of the CEO and several members of Garrett’s senior leadership team. The Sustainability Committee oversees our sustainability strategy development, definition, and deployment.
Garrett articulates its commitments to social and environmental considerations in the communities in which it operates in the Company’s Code of Business Conduct, which can be found on our website at www.garrettmotion.com under “Investors—Governance,” and its annual Sustainability Report, which can be found at www.garrettmotion.com/corporate/sustainability. The contents of our Sustainability Report and investor website are not incorporated by reference into this proxy statement or in any other report or document we file with the SEC.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale, or other disposition of the Company’s securities by directors, officers, employees, and other insiders. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and Nasdaq listing standards applicable to the Company.
We believe it is improper and inappropriate for any person associated with Garrett to engage in short-term or speculative transactions involving the Company’s securities. Under the Company’s Insider Trading Policy, directors, officers, and employees of the Company are prohibited from engaging in short sales and buying or selling options or other derivative securities of the Company.
Our Insider Trading Policy also prohibits directors, officers, and employees of the Company from pledging securities of the Company and from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and other options) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities, whether they are granted by the Company as part of the person’s compensation or otherwise held, directly or indirectly, by such insider.
A copy of our Insider Trading Policy was filed as an exhibit to our most recent Annual Report on Form 10-K.

22 Garrett Motion Inc.

CORPORATE GOVERNANCE
Communications with Directors
Shareholders and other interested parties who wish to send communications to the Board, the non-management directors, any committee of the Board, or any individual director should address such communications to: Garrett Motion Inc., Attention: Corporate Secretary, La Pièce 16, Rolle, Switzerland 1180. All communications, except for marketing and advertising materials, will be forwarded to the appropriate individual(s).
Our Executive Officers
The following table sets forth the names, ages, and positions of our current executive officers:

Name	Age	Position
Olivier Rabiller*	55	President & Chief Executive Officer
Craig Balis	61	Senior Vice President & Chief Technology Officer
Sean Deason	54	Senior Vice President & Chief Financial Officer
Daniel Deiro	53	Senior Vice President, Global Customer Management & General Manager, Japan/Korea
Joanne Lau	49	Vice President, Chief Accounting Officer and Corporate Controller
Thierry Mabru	58	Senior Vice President, Integrated Supply Chain
Nils Martens	41	Senior Vice President, Strategy, Business Development & Advanced Technologies
Mark Rodrigues	54	Senior Vice President, General Manager of Turbo Technologies Business
Mark Rollinger	56	Senior Vice President, General Counsel & Corporate Secretary
Fabrice Spenninck	57	Senior Vice President & Chief Human Resources Officer

*	Mr. Rabiller is a member of our Board. See “Proposal One—Election of Directors” for more information about Mr. Rabiller.
Craig Balis has served as our Senior Vice President and Chief Technology Officer since our spin-off from Honeywell in 2018. From June 2014 and until the spin-off, Mr. Balis was the Vice President and Chief Technology Officer of Honeywell Transportation Systems. From December 2008 to June 2014, Mr. Balis was the Vice President of Engineering of Honeywell Transportation Systems. From 1998 until 2008, Mr. Balis served as Director of Program Management and Director of Product Development at Garrett Engine Boosting Systems. Prior to this, Mr. Balis worked seven years as an advanced technology manager at AlliedSignal Aerospace, an American aerospace, automotive and engineering company, working in the aircraft turbine engine division. Mr. Balis has a Bachelor of Science and Master’s degree in Engineering from the University of Illinois.
Sean Deason has served as our Senior Vice President and Chief Financial Officer since June 2020. Mr. Deason previously served as Chief Financial Officer and Controller of WABCO Holdings Inc. (“WABCO”), a manufacturer of technology systems for commercial vehicles, from April 2019 to June 2020. Prior to that, Mr. Deason was WABCO’s Vice President Controller and Investor Relations from June 2015 to April 2019. Prior to joining WABCO, Mr. Deason spent four years with Evraz N.A., a steel products manufacturer, where he served as Vice President, Financial Planning & Analysis. Prior to Evraz, Mr. Deason spent 12 years with Lear Corporation, a global automotive technology manufacturer, where he served as Director, Finance, Corporate Business Planning & Analysis, Director, Finance, Asia Pacific Operations, and Assistant Treasurer, and held various other positions of increasing responsibility since August 1999. Mr. Deason holds a Masters of International Management from Thunderbird School of Global Management and is a Certified Management Accountant.
Daniel Deiro has served as our Senior Vice President, Global Customer Management, and General Manager Japan/Korea since the spin-off from Honeywell in 2018. From August 2014 until the spin-off, Mr. Deiro was the Vice President of Customer Management and General Manager for Honeywell Transportation Systems for Japan and Korea. From April 2012 until August 2014, Mr. Deiro was a Senior Customer Management Director at Honeywell Transportation Systems. Mr. Deiro has a degree in Automotive Engineering from Haute école spécialisée bernoise, Technique et Informatique (BFH-TI), Biel, Switzerland.
Joanne Lau has served as our Vice President, Chief Accounting Officer and Corporate Controller of the Company since October 2021. Between February 2021 and October 2021, she served as Senior Finance Director of Corporate Consolidation, Controlling and Tax at Eurofins Scientific, a bio-analytical testing provider. Previously, Ms. Lau served in various capacities at WABCO for approximately eight years. There, Ms. Lau served as Global Accounting and Reporting Manager from June 2013 through December 2014, as Assistant Corporate Controller from January 2015 through March 2019, and as Corporate Controller from April 2019 through February 2021. Ms. Lau holds a Bachelor of Science in Finance from Santa Clara University and is a Certified Public Accountant.

2026 Proxy Statement 23

CORPORATE GOVERNANCE
Thierry Mabru has served as our Senior Vice President, Integrated Supply Chain since our spin-off from Honeywell in 2018. From March 2013 until the spin-off, Mr. Mabru was the Vice President of Global Integrated Supply Chain for Honeywell Transportation Systems. From April 2011 until February 2013, Mr. Mabru was Senior Director of Global Advanced Manufacturing Engineering for Honeywell Transportation Systems. From September 2006 to February 2011, Mr. Mabru was Director of the Program Management Office of Honeywell Aerospace EMEAI. Mr. Mabru currently serves as director of both the Board of Friction Material Pacific (FMP) Group Australia PTY Limited and Board of Friction Material Pacific (FMP) Group PTY Limited, which are friction material manufacturers. Mr. Mabru holds a Master of Science degree from the École Nationale de Mécanique et d’Aé rotechniques (ISAE/ENSMA), Poitier, France.
Nils Martens has served as our Senior Vice President Strategy, Business Development & Advanced Technologies since May 2025. He is responsible for defining and executing Garrett’s growth and profitability strategy, leading the development of new electrified technologies, including E-powertrain and E-cooling compressors. He also oversees commercial excellence and strategic partnerships across the organization. Mr. Martens joined Garrett in August 2023 as Vice President and General Manager for the E-powertrain business. Prior to joining Garrett, he held various senior leadership roles at Freudenberg Group, most recently serving as Chief Commercial Officer of its Battery & Fuel Systems Business Group from April 2022 to June 2023 and as Senior Vice President Battery & Fuel Cell Systems at Freudenberg Sealing Technologies from March 2018 to March 2022. Mr. Martens began his career at the Boston Consulting Group. He holds an MBA from the University of Pittsburgh and an M.Sc. in Finance from the European Business School, Germany.
Mark Rodrigues has served as our Senior Vice President & General Manager of Turbo Technologies Business since April 2023. He is responsible for the global strategy and development of Garrett’s turbocharger businesses for passenger and commercial vehicles. From October 2018 to April 2023, Mr. Rodrigues was Vice President and General Manager of the Light Vehicle Gasoline Business. Prior to the Spin-Off, Mr. Rodrigues joined Honeywell Transportation Systems in 2004 and held multiple positions in program management, engineering and marketing/product management. Before joining Honeywell, Mr. Rodrigues was Director of Program Management at Capstone Turbine Corporation. Mr. Rodrigues holds a Bachelor of Science degree in Mechanical Engineering from NYU-Tandon School of Engineering, a Master of Science degree in Mechanical Engineering from UC Berkeley, and an MBA from UCLA Anderson School of Management.
Mark Rollinger has served as our Senior Vice President, General Counsel and Corporate Secretary since October 2025. He has over 30 years of experience in leading international teams and managing complex global transactions. Prior to joining Garrett, Mr. Rollinger was General Counsel at Syensqo from July 2023 to July 2025 and Chief Legal Officer at Stellantis (and PSA Peugeot Citroën) from October 2013 to June 2023. He also held senior leadership roles at Sodexo, Lafarge, and Rhodia, and began his career at Cleary, Gottlieb, Steen & Hamilton. Mr. Rollinger holds a Bachelor of Arts degree from Yale University and a J.D. from Harvard Law School.
Fabrice Spenninck has served as our Senior Vice President and Chief Human Resources Officer since our spin-off from Honeywell in 2018. From August 2015 until the spin-off, Mr. Spenninck was Vice President of Human Resources of Honeywell Transportation Systems. From 2013 to 2015, Mr. Spenninck was Vice President of Labor and Employee Relations and, from 2011 to 2013, he was Senior Director of Human Resources (One Country Leader) in France and North Africa at Honeywell. Mr. Spenninck holds a Master’s degree in Human Resources and Labor Relations from the University of Montpellier, France.

24 Garrett Motion Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information regarding the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock as of the dates indicated in the footnotes and (ii) each of our named executive officers and directors, and all of our executive officers and directors as a group, in each case as of March 16, 2026. All directors and executive officers have sole voting and dispositive power over their shares, and none of the shares shown as beneficially owned by directors and executive officers are pledged as security for any obligation. The Percentage of Outstanding Shares is based on 188,328,692 shares issued and outstanding as of March 16, 2026.

Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares
5%+ Shareholders:
Oaktree(1)	14,594,816	7.7%
BlackRock(2)	11,055,978	5.9%
Fuller & Thaler(3)	10,349,003	5.5%
Directors and Named Executive Officers:
Daniel Ninivaggi(4)	126,764	*
Paul Camuti(5)	27,049	*
Joachim Drees(6)	25,471	*
D’aun Norman(7)	73,769	*
Robert Shanks(8)	67,781	*
Julia Steyn(9)	36,816	*
Steven Tesoriere	—	—
Olivier Rabiller(10)	651,708	*
Sean Deason(11)	295,945	*
Craig Balis(12)	217,001	*
Thierry Mabru(13)	160,956	*
Jérôme Maironi(14)	235,346	*
All executive officers and directors as a group (consisting of 17 persons)(15)	2,118,016	1.1%

*	Less than 1%.
(1)
Based solely on a Schedule 13D/A filed by Oaktree Value Opportunities Fund Holdings, L.P. (“Oaktree Value”), OCM Opps GTM Holdings, LLC (“OCM Opps”), Oaktree Capital Holdings, LLC (“Oaktree Capital Holdings”), Oaktree Phoenix Investment Fund, L.P. (“Oaktree Phoenix”), Oaktree Opportunities Fund Xb Holdings (Delaware) LP (“Oaktree Xb”) and Oaktree Capital Group Holdings GP, LLC (“Oaktree Capital Group” and, collectively with the other Oaktree-affiliated funds, “Oaktree”) on February 25, 2026. Oaktree Capital Holdings is the indirect manager of Oaktree Value, OCM Opps, Oaktree Phoenix and Oaktree Xb (together, the “Direct Holders”), and each may be deemed to share voting and dispositive power over the 2,998,064 shares of common stock held directly by Oaktree Value, the 10,101,666 shares of common stock held directly by OCM Opps, the 555,799 shares of common stock held directly by Oaktree Phoenix and the 939,287 shares of common stock owned directly by Oaktree Xb. Oaktree Capital Group is the indirect owner of Oaktree Capital Holdings and may be deemed to share voting and dispositive power over the 14,594,816 shares of common stock held directly by the Direct Holders. The address of each of Oaktree Value, OCM Opps, Oaktree Capital Holdings, Oaktree Phoenix, Oaktree Xb and Oaktree Capital Group is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(2)
Based solely on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 21, 2026. BlackRock reported having sole voting power over 10,837,928 shares and sole dispositive power over 11,055,978 shares. No shared voting or shared dispositive powers were reported. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

2026 Proxy Statement 25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(3)
Based solely on a Schedule 13G filed by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”) on February 17, 2026. Fuller & Thaler reported having sole voting power over 10,131,026 shares and sole dispositive power over 10,349,003 shares. No shared voting or shared dispositive powers were reported. The address of Fuller & Thaler is 411 Borel Avenue, Suite 300, San Mateo, CA 94402.

(4)	Represents (i) 38,983 deferred stock units and (ii) 87,781 shares of common stock held by Mr. Ninivaggi.
(5)	Represents (i) 6,852 deferred stock units and (ii) 20,197 shares of common stock held by Mr. Camuti.
(6)	Represents (i) 14,323 deferred stock units and (ii) 11,148 shares of common stock held by Mr. Drees.
(7)	Represents (i) 5,988 deferred stock units and (ii) 67,781 shares of common stock held by Ms. Norman.
(8)	Represents 67,781 shares of common stock held by Mr. Shanks.
(9)	Represents 36,816 shares of common stock held by Ms. Steyn.
(10)	Represents (i) 560,805 shares of common stock and (ii) 90,903 restricted stock units that vest within 60 days of March 16, 2026, held by Mr. Rabiller.
(11)	Represents (i) 266,043 shares of common stock and (ii) 29,902 restricted stock units that vest within 60 days of March 16, 2026, held by Mr. Deason.
(12)	Represents (i) 196,716 shares of common stock and (ii) 20,285 restricted stock units that vest within 60 days of March 16, 2026, held by Mr. Balis.
(13)	Represents (i) 144,522 shares of common stock and (ii) 16,434 restricted stock units that vest within 60 days of March 16, 2026, held by Mr. Mabru.
(14)	Represents (i) 185,451 shares of common stock and (ii) 49,895 restricted stock units that vest within 60 days of March 16, 2026, held by Mr. Maironi.
(15)
Represents common shares and deferred stock units held and restricted stock units that vest within 60 days of March 16, 2026. Mr. Maironi is not included in this figure as he was no longer an executive officer of the Company on March 16, 2026.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and “beneficial owners” of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports, we believe that during 2025, all transactions were reported on a timely basis.

26 Garrett Motion Inc.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted written policies and procedures (the “Policy”) for the review, approval, and ratification of any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) (“Related Person Transactions”) in which the Company (including any of its subsidiaries) was, is, or will be a participant and the amount involved exceeds $120,000, and in which any “Related Person” had, has, or will have a direct or indirect material interest. Under the Policy, a “Related Person” includes (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, executive officer or a nominee to become a director of the Company; (ii) any person (or group) who is the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; and (iv) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.
Prior to entering into any Related Person Transaction, the Related Person must provide notice to our General Counsel of the facts and circumstances of the proposed Related Person Transaction. The Policy calls for the proposed transaction to be assessed by the General Counsel and, if determined to be a Related Person Transaction, submitted to the Audit Committee for its consideration at the next Audit Committee meeting or, if the General Counsel, in consultation with the Chief Executive Officer or Chief Financial Officer, determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee.
The Audit Committee or Chair of the Audit Committee, as applicable, will review and consider all the relevant facts and circumstances available, including but not limited to:
•	the benefits to the Company of the proposed transaction;
•
the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; and

•
the availability of other sources for comparable products or services, the terms of the transaction including their fairness to the Company, and the terms available to unrelated third parties or to employees generally.

The Audit Committee (or the Chair of the Audit Committee) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company, as the Audit Committee (or its Chair) determines in good faith. From time to time, the Audit Committee shall review certain previously approved or ratified Related Person Transactions that remain ongoing.
The Policy also deems certain transactions to be pre-approved or ratified under its terms, even if such transactions will exceed $120,000, including Related Person Transactions involving competitive bids, certain employment relationships, or transactions approved by the Talent Management & Compensation Committee of the Board or another group of independent directors.
Certain Related Person Transactions
Repurchases of Common Stock
On August 20, 2025, the Company repurchased 5,000,000 shares of common stock from funds affiliated with Oaktree at a price of $12.42 per share. On November 3, 2025, the Company repurchased 2,500,000 shares of common stock from funds affiliated with Oaktree at a price of $16.26 per share. As noted above, Oaktree and its affiliates beneficially own in excess of 5% of our outstanding common stock and Steven Tesoriere serves as a director on our Board.

2026 Proxy Statement 27

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although shareholder ratification of the appointment of Deloitte SA is not required by law, our Board believes that it is advisable to give shareholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its appointment of Deloitte SA. Representatives of Deloitte SA are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our shareholders. Even if the selection of Deloitte SA is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company. Deloitte SA has been our independent registered public accounting firm since 2018 and served as our independent registered public accounting firm for the year ended December 31, 2025.
Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of Deloitte SA as our independent registered public accounting firm for the year ending December 31, 2026.

Principal Accountant Fees and Services
The following table summarizes the fees of Deloitte SA, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2025	2024
Audit Fees(1)	$4,121,000	$4,413,000
Audit-Related Fees(2)	$24,000	$22,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$4,145,000	$4,434,000

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements, including relating to registration statements filed with the SEC.

(2)
Audit-related fees consist of fees that are reasonably related to the performance of the audit and the review of our financial statements, and which are not reported under “Audit Fees.” In 2025, this work included certifications, verifications, and translations of financial documents in local jurisdictions.

Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance. Between regularly scheduled meetings of the Audit Committee, the Chair of the Audit Committee may pre-approve the terms and fees of non-audit engagements with the independent auditor. Any such pre-approvals by the Chair of the Audit Committee will be presented to the full Audit Committee at its next regularly scheduled meeting.
All of the services described above were approved by the Audit Committee pursuant to these pre-approval policies and procedures, and in doing so, the Audit Committee did not rely on the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) under Regulation S-X.

28 Garrett Motion Inc.

PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s management and independent auditors the audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2025, and the independent auditors’ report thereon, appearing in the 2025 Annual Report (collectively, the “2025 Financial Statements”).
Management has the primary responsibility for the financial statements and the reporting process including the Company’s internal controls systems and has represented to the Audit Committee that the 2025 Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with GAAP, and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has received from, and discussed with, the independent auditors the communications and matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has discussed with the independent auditors, the auditors’ independence, including the matters in the written disclosures and letter which were delivered to the Audit Committee by the independent auditors pursuant to the applicable requirements of the PCAOB. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.
The Audit Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the 2025 Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
By the Audit Committee of the Board of Directors of Garrett Motion Inc.:
D’aun Norman (Chair)
Joachim Drees
Robert Shanks
Julia Steyn

2026 Proxy Statement 29

PROPOSAL THREE
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Board Recommendation

Our Board unanimously recommends a vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the compensation discussion and analysis, the accompanying compensation tables and related narrative disclosure of this proxy statement.

Background and Proposal
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.
We encourage our shareholders to review the “Executive Compensation” section of this proxy statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the Talent Management & Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our shareholders expressed through your vote on this proposal. The Board and Talent Management & Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers.
Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of Garrett Motion Inc. approve, on an advisory basis, the 2025 compensation of Garrett Motion Inc.’s named executive officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Garrett Motion Inc.’s proxy statement for the 2026 annual meeting of shareholders.”
Frequency of Say-on-Pay Vote and 2026 Say-on-Pay Vote
The frequency of the say-on-pay vote is required to be offered to our shareholders at least once every six years. At our 2025 annual meeting of shareholders, the Board recommended that the shareholder vote on the compensation of our named executive officers occur every year, and our shareholders agreed. As a result, the next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2027 annual meeting of shareholders.

30 Garrett Motion Inc.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the principles underlying the material components of the executive compensation programs for our named executive officers (“NEOs”) and the factors relevant to an analysis of compensatory policies and decisions. In 2025, our NEOs were:
•	Olivier Rabiller, President and Chief Executive Officer;
•	Sean Deason, Senior Vice President and Chief Financial Officer;
•	Craig Balis, Senior Vice President and Chief Technology Officer;
•	Thierry Mabru, Senior Vice President, Integrated Supply Chain; and
•	Jérôme Maironi, Special Advisor, Government Relations (formerly Senior Vice President, General Counsel, and Corporate Secretary).
Executive Summary
Financial Performance
Garrett once again delivered very solid performance in 2025, advancing our strategic agenda while navigating ongoing industry dynamics. Full-year net sales were $3.58 billion, up 3% on a reported basis and 1% at constant currency versus 2024. Net income was $310 million with a net income margin of 8.6%. We generated Adjusted EBIT of $510 million with an Adjusted EBIT margin of 14.2%.
Cash generation remained strong. Net cash provided by operating activities was $413 million and Adjusted Free Cash Flow was $403 million. We continued to return capital to shareholders and strengthen our balance sheet in 2025, repurchasing $208 million of common stock and initiating our first quarterly dividend of $0.06 per share, which we increased to $0.08 per share in the fourth quarter. We ended the year with $807 million of available liquidity and completed an early $50 million term loan repayment. Entering 2026, the Board authorized a new $250 million share repurchase program.
In our turbo portfolio, we continued to win across geographies and propulsion types, including multiple hybrid, range-extended and commercial on-highway platforms, as well as awards in industrial applications such as power generation and marine.
In zero-emission and industrial technologies, we built further momentum and moved from validation to awards in several areas: our first high-speed E-Powertrain series-production award for electrified trucks, with start of production targeted for 2027; our first E-Cooling compressor award for a mobility customer, with start of production also targeted for 2027; and launch of our industrial HVAC compressor portfolio built on our differentiated oil-free, high-speed centrifugal compression technology. These wins underscore our strategy to build on Garrett’s high-efficiency turbomachinery, oil-free high-speed compression, electric motors and inverters, and model-based controls to expand across automotive and industrial cooling applications.
Garrett remains well-positioned for success in 2026. Through disciplined capital allocation and rigorous operational execution, we aim to maintain attractive margins and strong cash conversion while funding high-return innovation across turbo, zero-emission, and industrial solutions.

2026 Proxy Statement 31

EXECUTIVE COMPENSATION
Compensation Philosophy
Our compensation philosophy is designed to align the interests of our executive officers with those of our shareholders by providing pay that is directly linked to the achievement of performance goals established to create sustainable long-term shareholder value. At the root of our compensation philosophy is the use of variable, at-risk compensation that connects pay outcomes with superior results and sustainable growth execution. Our Chief Executive Officer’s compensation mix is shown in the chart below, with 86% of his total target compensation at risk.

Compensation Program Highlights
Our overall compensation program is designed to attract, motivate and retain highly qualified executives by providing them with competitive compensation opportunities that are aligned with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. We believe that compensation should be structured to reward short- and long-term business results and exceptional performance, and, most importantly, to maximize shareholder value.
The following table highlights the key features of our executive compensation program. We believe these practices promote good governance and serve the interests of our shareholders.

What We Do
Director and senior management stock ownership requirements
Compensation programs include an oversight process to identify risk
Independent Talent Management & Compensation Committee oversees and evaluates executive compensation programs against competitive practices, regulatory developments, and corporate governance trends
Independent Talent Management & Compensation Committee advisor
Clawback Policy for executive officers

What We Don’t Do
No single-trigger cash severance, equity vesting, or benefits in connection with a change in control
No guaranteed equity compensation or salary increases for executive officers
No excise tax gross-up provisions
No repricing of stock option awards and our plans expressly forbid exchanging underwater options for cash without shareholder approval
No hedging or pledging of our equity securities

32 Garrett Motion Inc.

EXECUTIVE COMPENSATION
2025 Say-on-Pay Vote
At our 2025 annual meeting, approximately 99% of the votes cast by our shareholders approved, on an advisory basis, the compensation of our NEOs, which we believe reaffirms our shareholders’ continuous support of our executive compensation program.
Determination of Process
Our Talent Management & Compensation Committee oversaw and administered our executive compensation program for 2025, with input from our management team and an independent compensation consultant.
Process and Timeline for Designing and Delivering Compensation
The Talent Management & Compensation Committee is responsible for evaluating programs and processes for annual and long-term executive compensation and for assessing the organizational structure and the development of our executives. The Talent Management & Compensation Committee follows a robust process to review and propose to the Board for approval all compensation decisions regarding the NEOs. These decisions are based on peer group and market data and are supported by the review and advice of an independent compensation consultant.
Role of Management
To assist the Talent Management & Compensation Committee in making its determination, our Chief Executive Officer provides recommendations annually to the Talent Management & Compensation Committee regarding the compensation of all other NEOs (i.e., other than himself) based on the Company’s overall performance for the period and his assessment of the individual contributions of each of the other NEOs to our success. Our NEOs play no role in their own compensation determinations other than to discuss their performance with our Chief Executive Officer, or in the case of the Chief Executive Officer, with the Talent Management & Compensation Committee and the Non-Executive Chair of the Board.
Our senior management also supports the Talent Management & Compensation Committee by developing recommendations for specific award designs, including metric assessment, performance goal-setting, and program administration. While members of our senior management may attend the meetings of the Talent Management & Compensation Committee, they do not attend executive sessions or any portion of meetings during which their own compensation is discussed.
Role of Independent Compensation Consultant
The Talent Management & Compensation Committee retains Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian assists the Talent Management & Compensation Committee in its evaluation of the compensation provided to our Chief Executive Officer and other NEOs and the design of such executive compensation programs. Meridian attends Talent Management & Compensation Committee meetings throughout the year and provides information, research, and analysis pertaining to executive compensation and governance as requested by the Talent Management & Compensation Committee and the Board. Other than advising the Talent Management & Compensation Committee and senior management, as described above, Meridian did not provide any services to the Company in 2025. The Talent Management & Compensation Committee has considered the independence of Meridian, consistent with the requirements of Nasdaq, and has determined that Meridian is independent. Further, pursuant to SEC rules, the Talent Management & Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from working with Meridian. The Talent Management & Compensation Committee intends to reassess the independence of its advisor at least annually.

2026 Proxy Statement 33

EXECUTIVE COMPENSATION
Executive Compensation Peer Group
In 2024, Meridian worked with the Talent Management & Compensation Committee and senior management to review the Garrett compensation peer group of companies to be used for market comparison purposes in terms of executive pay levels and practices for fiscal year 2025. Meridian assessed our peer group against the following characteristics, which are consistent with criteria historically reviewed:
•	Size (revenue, enterprise value and market cap);
•	Industry;
•	Primary location and global presence;
•	Global scope of operations;
•	Business model and fit; and
•	Key players in the electrified vehicle space;
The Talent Management & Compensation Committee was careful to construct a group based on the considerations above that captures Garrett’s global presence and talent market as well as its unique business dynamics. As a company listed in the U.S. but with a co-headquarters in Europe that attracts talent globally, we included both U.S. and European companies. Our 2025 peer group consisted of the following companies:

Company Name	Exchange	Country of HQ	Primary Industry Classification	Revenue(1) ($Mil)	Enterprise Value ($Mil)(2)	Market Cap ($Mil)(2)	Employee Count(2)
US-Listed
Allison Transmission Holdings, Inc.	NYSE	US	Construction Machinery & Heavy Trucks	$3,069	$9,638	$8,148	4,000
American Axle & Manufacturing Holdings, Inc.(3)	NYSE	US	Automotive Parts & Equip.	$5,834	$2,786	$761	19,000
Autoliv, Inc.	NYSE	Sweden	Automotive Parts & Equip.	$10,815	$10,843	$8,868	57,870
BorgWarner Inc.	NYSE	US	Automotive Parts & Equip.	$14,183	$11,689	$9,640	38,300
Cooper-Standard Holdings Inc.	NYSE	US	Automotive Parts & Equip.	$2,729	$1,613	$579	19,500
Dana Incorporated	NYSE	US	Automotive Parts & Equip.	$9,957	$6,139	$2,776	28,000
Gentex Corporation	NasdaqGS	US	Automotive Parts & Equip.	$2,534	$4,927	$5,095	6,184
Modine Manufacturing Company	NYSE	US	Building Products	$2,874	$7,642	$7,029	11,400
PHINIA Inc.	NYSE	US	Automotive Parts & Equip.	$3,427	$3,107	$2,410	12,700
Sensata Technologies Holding plc.	NYSE	US	Elec. Comp. & Equip.	$3,694	$7,262	$4,850	19,000
The Timken Company	NYSE	US	Industrial Machinery	$4,582	$7,813	$5,860	19,000
Visteon Corporation	NasdaqGS	US	Automotive Parts & Equip.	$3,759	$2,354	$2,595	10,000
Non-US Listed
Autoneum Holding AG	SWX	Switzerland	Automotive Parts & Equip.	$2,890	$1,931	$1,224	16,366
Dowlais Group plc(3)	LSE	UK	Automotive Parts & Equip.	$5,794	$3,093	$1,482	23,327
ElringKlinger AG	DB	Germany	Automotive Parts & Equip.	$1,970	$928	$321	8,736
HELLA GmbH & Co. KGaA	DB	Germany	Automotive Parts & Equip.	$9,345	$10,675	$10,776	34,836
Linamar Corporation	TSX	Canada	Automotive Parts & Equip.	$7,246	$4,287	$3,614	34,000
Martinrea International Inc.	TSX	Canada	Automotive Parts & Equip.	$3,436	$1,280	$544	17,000
Tl Fluid Systems plc(4)	LSE	UK	Automotive Parts & Equip.	n/a	n/a	n/a	n/a

(1)	Amounts in this column reflect trailing 12-month data as of December 31, 2025.
(2)	Amounts in this column reflect data as of December 31, 2025.

34 Garrett Motion Inc.

EXECUTIVE COMPENSATION
(3)
Effective February 3, 2026, American Axle & Manufacturing Holdings, Inc. completed its acquisition of Dowlais Group plc. The combined company operates under the name Dauch Corporation. American Axle & Manufacturing Holdings, Inc. and Dowlais Group plc are presented as stand-alone companies prior to the consummation of the transaction as of December 31, 2025.

(4)	Acquired by ABC Technologies Inc. on April 15, 2025. Financial data shown as “n/a”.
In May 2025, the Talent Management & Compensation Committee made changes to the peer group, removing HELLA GmbH & Co KGaA given its combination into FORVIA SE and TI Fluid Systems plc after the company was acquired in April 2025. This revised peer group was utilized in the determination of executive compensation levels and practices for fiscal year 2026.
The Talent Management & Compensation Committee will continually evaluate the peer group to ensure that it remains an appropriate market reference going forward and continues to suit our business needs.
In addition to reviewing information regarding the peer group, our Talent Management & Compensation Committee also leverages broader market survey and data sources to guide the establishment of our executive compensation programs.
Elements of Executive Compensation
The following is a discussion of the primary elements of 2025 compensation for each of our NEOs as determined by our Board. All amounts are shown in U.S. Dollars (USD). Certain amounts payable to our NEOs represent compensation paid in Swiss Francs (CHF) (including salary and bonuses) and were converted to USD using the exchange rate for the year ended December 31, 2025, of 1 USD to 0.789977 CHF, unless otherwise noted.
Base Salary
Base salaries are intended to attract and compensate high-performing and experienced leaders and are determined based on performance, scope of responsibility, and years of experience with reference made to relevant competitive market data.
In 2025, none of our NEOs received a base salary increase. The actual base salaries paid to each of our NEOs for 2025 are set forth below.

Named Executive Officer	2024 Annual Base Salary ($)	2025 Annual Base Salary ($)	Percentage Increase (%)
Olivier Rabiller	1,226,845	1,226,845	0
Sean Deason	769,458	769,458	0
Craig Balis	566,503	566,503	0
Thierry Mabru	573,704	573,704	0
Jérôme Maironi	598,591	598,591	0

2026 Proxy Statement 35

EXECUTIVE COMPENSATION
Short-Term Incentive Compensation Plan (“ICP”) Awards
ICP awards are intended to motivate and reward executives to achieve annual corporate, strategic business group and functional goals in key areas of financial and operational performance. Each NEO’s target ICP opportunity is based upon a percentage of base salary. The target ICP awards for each NEO, as a percentage of base salary, are set forth below:

Named Executive Officer	2025 Target ICP Opportunity (% of Base Salary)
Olivier Rabiller	140%
Sean Deason	80%
Craig Balis	70%
Thierry Mabru	70%
Jérôme Maironi	65%

For 2025, the ICP payout was based in part on the achievement of objective Company performance criteria (the “Company Performance Portion”), which represented 75% of the award opportunity, and on the achievement of individual performance goals (the “Individual Performance Portion”), which represented the remaining 25% of the award opportunity.
Company Performance. The 2025 ICP award opportunities under the Company Performance Portion were based on the achievement of three financial performance criteria: Adjusted EBITDA ($M), Adjusted EBITDA Margin (%) and Adjusted Free Cash Flow Conversion (%), weighted as shown in the table below.
Performance goals for each metric were established at threshold, target and maximum levels. Payout for achievement at or above maximum for each metric was capped at 200% of target, and achievement below threshold would result in no payout. Straight-line interpolation is used to calculate payouts associated with results falling between goals. The goals were set at levels that were expected to be challenging but achievable at the outset of the year. The following table sets forth the applicable goals and achievements for each measure:

Performance Criteria*	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Achievement	Payout
Adjusted EBITDA $M(1)	40%	$489	$575	$661	$591	119%
Adjusted EBITDA Margin(2)	40%	15.8%	17.2%	18.6%	17.1%	96%
Adjusted Free Cash Flow Conversion(3)	20%	51.0%	60.0%	69.0%	63.0%	133%

*	Achievement of each metric is determined on a constant currency basis and excludes the impact of changes in foreign exchange rates.
(1)
“Adjusted EBITDA” is defined as our net income calculated in accordance with U.S. GAAP, plus the sum of interest expense net of interest income, tax expense and depreciation, further adjusted for stock compensation expense, other non-operating income/expense, repositioning costs, discounting costs on factoring, foreign exchange gain/loss on debt net of related hedging gains/losses, gain on sale of equity investment, acquisition and divestiture expenses, and debt refinancing and redemption costs.

(2)	“Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by net sales.
(3)
“Adjusted Free Cash Flow Conversion” is defined as adjusted free cash flow (i.e., net cash provided by operating activities less expenditures for property plant and equipment, and additionally adjusted for cash paid for repositioning charges, acquisition and divestiture expenses, debt refinancing costs, and capital structure transformation expenses, cash flow impacts for factoring and guaranteed bank notes activity, and cash proceeds from cross currency swap contracts) divided by adjusted EBITDA.

Individual Performance. Effective for 2023 and onwards, the Talent Management & Compensation Committee determines the bonus pool for the individual ICP payout which represents 25% of the award opportunity. Our Chief Executive Officer recommends individual payouts (such payout capped at 200% of target) for our NEOs to the

36 Garrett Motion Inc.

EXECUTIVE COMPENSATION
Talent Management & Compensation Committee and the Board for approval. The Chief Executive Officer’s payout allocation is determined by our Talent Management & Compensation Committee and the Board based on his achievement of the individual performance goals. For 2025, the Talent Management & Compensation Committee determined the achievement of individual goals was above target. The ultimate allocations for our NEOs, including our Chief Executive Officer, under the bonus pool are set forth in the ICP pay-out table below.
Each of the NEOs had individual performance goals for 2025 as follows:
•	Mr. Rabiller’s goals included the following:
•	Driving New Growth Vectors to planned milestones and winning pre-development contracts to meet revenue targets;
•	Driving win rate in turbo;
•	Ensuring flawless launches for turbo, e-boosting, fuel cell compressors;
•	Improving customer experience Net Promoter Score (NPS);
•	Building up inorganic pipeline, identifying and evaluating partnership opportunities on new organic growth initiatives;
•	Delivering on ESG milestones; and
•	Reinforcing compliance process.
•	Mr. Deason’s goals included the following:
•	Defining and executing capital allocation plan;
•	Approving and executing new share repurchase plan;
•	Obtaining coverage from additional sell side analysts;
•	Executing fixed cost and productivity initiatives; and
•	Evaluating inorganic opportunities.
•	Mr. Balis’ goals included the following:
•	Delivering technical differentiation of Zero Emission Technologies (ZET) and achieving milestones for such plans;
•	Continuing to drive turbo win rate and transformation;
•	Delivering Research and Development spend and productivity; and
•	Delivering on ESG milestones.
•	Mr. Mabru’s goals included the following:
•	Finalizing the Company’s end-to-end supply chain transformation initiative;
•	Continuing deployment of flexible industrial strategy to support business transformation and assets/footprint optimization adjusted to business needs;
•	Continuing Garrett Excellence Model (GEM) deployment including process compliance; and
•	Delivering on ESG milestones with a focus on environment initiatives.
•	Mr. Maironi’s goals included the following:
•	Adapting contract baseline management for production and supporting partnership opportunities;
•	Supporting capital allocation decisions and inorganic opportunities;
•	Reinforcing compliance process; and
•	Delivering on HSE/ESG commitments.
Individual performance goals for the NEOs are typically developed during the Company’s annual strategic planning to ensure rigor and business alignment, and the year-end performance assessment is performed using a formal process that matches actual performance and behaviors against established expectations.

2026 Proxy Statement 37

EXECUTIVE COMPENSATION
The Company Performance Portion and the Individual Performance Portion for each NEO are weighted 75% and 25%, respectively, to determine the total ICP payout for each NEO.
The 2025 annual cash payments paid to our NEOs under the ICP are as follows:

Named Executive Officer	2025 Total ICP Payout
	Earned ($)	Payout as % Target (%)
Olivier Rabiller	$2,099,745	122%
Sean Deason	$714,057	116%
Craig Balis	$450,086	114%
Thierry Mabru	$460,828	115%
Jérôme Maironi	$417,293	107%

The actual annual cash payments payable for 2025 under the ICP are set forth in the Summary Compensation Table below in the column titled “Non-Equity Incentive Plan Compensation.”
Equity Awards
The goal of our long-term, equity-based incentive awards is to align the interests of our NEOs with the interests of our shareholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our NEOs during the award vesting period.
Long Term Incentive Plan (“LTI Plan”)
Pursuant to the NEOs’ offer letters or employment agreements (and for Messrs. Rabiller, Deason and Mabru, as increased in prior fiscal years) each of our NEOs is eligible for an annual grant of equity awards with a target opportunity of 425%, 200%, 200%, 190% and 189%, respectively, of the executive’s annual base salary. Under our LTI Plan, 60% of awards are granted in the form of PSUs and 40% of awards are granted in the form of RSUs to our NEOs.
The PSUs will vest based on the achievement of Relative TSR, cumulative Adjusted EBITDA, cumulative Adjusted EBITDA Margin and New Growth Vectors (NGV) adoption, weighted 35%, 20%, 30% and 15% respectively. The PSUs vest at the end of a three-year performance period from January 1, 2025 through December 31, 2027 at levels ranging from 0% to 200% of the target level depending on the Company’s performance against the performance metrics.
The RSUs will vest in three equal installments on the anniversary of the grant date over three years, subject to continued employment. The tables below set forth the number and value of each equity award granted under the LTI Plan.
The “Relative TSR” component is based on the Company’s total shareholder return relative to the total shareholder return of a group of the Company’s peers measured over the three-year performance period, with the payout achievement scale as follows: 0% payout below the 25th percentile; 50% payout at the 25th percentile; 100% payout at the 50th percentile; and 200% payout at and above the 75th percentile (payouts in between these levels are interpolated on a straight line basis). The peer group for PSUs granted in 2025 included: Allison Transmission Holdings, Inc., American Axle & Manufacturing Holdings, Inc., Autoliv Inc., BorgWarner Inc., Cooper-Standard Holdings Inc., Dana Incorporated, Gentex Corporation, Modine Manufacturing Company, PHINIA Inc., Sensata Technologies Holding plc, The Timken Company, Visteon Corporation, Autoneum Holding G, ElringKlinger AG, HELLA Gmbh & Co. KGaA, Linamar Corporation, Dowlais Group plc, Martinrea International Inc. and TI Fluid Systems plc.

38 Garrett Motion Inc.

EXECUTIVE COMPENSATION
We made the following grants of PSUs and RSUs under the LTI Plan to our named executive officers in 2025:

Named Executive Officer	Aggregate Dollar- Denominated Value ($)(1)	PSUs (#)(2)	RSUs (#)
Olivier Rabiller(3)	$5,878,068	343,849	193,582
Sean Deason	$1,500,504	85,702	57,135
Craig Balis	$1,104,727	63,097	42,065
Thierry Mabru	$1,062,835	60,704	40,470
Jérôme Maironi	$1,103,096	63,004	42,003

(1)
The amounts in this column represent the grant date fair value of stock awards calculated in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”), which, for PSU awards, is based on the probable outcome of the performance conditions and Monte Carlo valuation of the market conditions.

(2)	Represents number of PSUs if vesting at target.
(3)	Amounts shown for Mr. Rabiller include his annual grants of PSUs and RSUs under the LTI Plan as well as a supplemental one-time PSU award that vests 100% based on the achievement of rTSR.
Changes for 2026 LTI Plan
For 2026, the Talent Management & Compensation Committee approved a change to our PSU structure for the 2026-2028 performance period. We continue to focus on Relative TSR and New Growth Vectors (now referred to as New Business Transformation), but the PSUs will now vest based on achievement of Adjusted EBIT and Adjusted EBIT Margin targets instead of Adjusted EBITDA and Adjusted EBITDA Margin. This change aligns our compensation programs with the metrics on which Garrett reports its financial results.
Other Company Compensation and Benefit Programs for Fiscal 2025
In addition to the annual and long-term compensation programs described above, we provided the NEOs with benefits and perquisites consistent with those provided to other Company executives, as described below.
Severance Benefits
Certain of our NEOs’ employment agreements and offer letters provide that the executive is eligible to receive severance payments upon a qualifying involuntary termination of employment, including in connection with a change in control of our Company (referred to as a “double trigger” change in control). Additionally, we maintain a severance policy under which our NEOs are eligible to receive severance payments and benefits upon a qualifying termination, including in connection with a change in control. We believe that these protections serve to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control and provide the business with a smooth transition in the event of such a termination of employment in connection with such a transaction. These severance and change in control arrangements are designed to retain certain of our executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For a detailed description of the severance provisions contained in our NEOs’ employment agreements and offer letters and our severance policy, see “Summary of Potential Payments and Benefits—Termination Events” below.
Garrett Supplemental Savings Plan
We maintain the Garrett Supplemental Savings Plan for our executives in the United States. This plan provides our executives with the opportunity to defer pre-tax compensation and incentive compensation that cannot be contributed to our 401(k) savings plan due to IRS limitations. These amounts may be matched by Garrett, and the amount of such matching contributions are at our discretion. Matching contributions, if any, are immediately vested. Deferred compensation balances earn interest through the Fidelity U.S. Bond Index Fund, which is subject to change on a daily basis. This plan is explained in detail in the section entitled “Nonqualified Deferred Compensation-Fiscal

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EXECUTIVE COMPENSATION
Year 2025.” Mr. Balis does not actively contribute to the plan (and we are not actively making any matching contributions to his account); however, his account continues to earn interest under the plan. Mr. Balis elected to receive benefits under this plan in a lump sum, which amount will be paid on the later of six months or in January of the year following his separation from service.
Retirement Plan
Our NEOs are eligible to participate in Garrett’s pension plan sponsored in Switzerland and named “Columna Collective Foundation—Client Invest Winterthur”. For a detailed description of Garrett’s Swiss pension plan, see “Pension-Benefits-Fiscal Year 2025” below.
Comprehensive Benefits Package
We provide a competitive benefits package to all full-time employees, including the NEOs, which includes life insurance benefits and, in Switzerland, accident and loss of earnings insurance.
Other Benefits and Perquisites
In 2025, the NEOs were eligible for benefits under the Company’s car policy (in the form of a cash allowance) as it generally applies to executives in Switzerland, as well as reimbursements associated with legal representation, family, tax, legal, financial planning and health expenses. In 2025, we also provided Mr. Deason with health expense reimbursement in an amount equal to $42,433 in accordance with the terms of his employment agreement with the Company.
Effective November 1, 2025, certain of our NEOs became eligible to participate in Garrett’s supplemental 1e plan sponsored in Switzerland. For a detailed description of Garrett’s Swiss 1e plan, see “Supplemental 1e Plan” below.
Additional Compensation Components
In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our NEOs to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the Talent Management & Compensation Committee.
Other Matters
Tax and Accounting Considerations
Section 409A of the Internal Revenue Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.
Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the Talent Management & Compensation Committee will

40 Garrett Motion Inc.

EXECUTIVE COMPENSATION
consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Talent Management & Compensation Committee may, in its authority under the applicable compensation plans, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
Accounting Standards
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, RSUs and PSUs under our equity incentive award plans will be accounted for under ASC Topic 718. The Talent Management & Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
Responsible Equity Grant Practices
Our equity grant practices ensure all grants are made on fixed grant dates and at grant prices equal to the fair market value of our Common Stock on such dates. Equity grants are awarded under our shareholder-approved plans and we do not backdate, reprice or grant equity awards retroactively. Our shareholder-approved equity plans prohibit repricing of awards or exchanges of underwater options for cash or other securities without shareholder approval.
Insider Trading Policy
Our Insider Trading Policy prohibits our directors, officers, and employees, and their Related Parties (as defined in the policy), from trading in our securities while in possession of material non-public information about the Company, and restricts certain insiders from trading during designated blackout periods and without preclearance from the Garrett legal department.
Our Insider Trading Policy also prohibits our directors, officers, and employees, and their Related Parties, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and other options) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities whether they are (1) granted by the Company as part of the person’s compensation; or (2) otherwise held, directly or indirectly, by such insider.
Clawback Policy
We maintain a clawback policy that provides that the Company shall recover certain incentive-based compensation of current and former executive officers in the event the Company is required to prepare a qualifying accounting restatement to the extent such compensation exceeds what the executive officer would have received based on an applicable restated performance measure or target. Our clawback policy is filed as an exhibit to our Annual Report on Form 10-K.
Stock Ownership Guidelines and Broad-Based Stock Ownership
In addition to the elements of executive officer compensation described above, we have adopted stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary. Until the applicable ownership guideline is achieved, each NEO is required to retain at least 50% of the shares acquired from Company equity awards after withholding of applicable taxes. Once the applicable ownership guideline is achieved, the aforementioned retention ratio will no longer apply. If an NEO’s share ownership subsequently falls back below the applicable ownership guideline, the NEO will be required to comply again with the retention ratio until such time as the NEO again achieves the ownership guidelines. Our ownership guidelines do not take into account PSUs held by the NEOs, only their RSUs and freely tradeable shares.

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EXECUTIVE COMPENSATION
Our ownership guidelines are shown below. We believe the use of a retention ratio appropriately balances the need to work toward achieving these requirements with standard liquidity needs our NEOs may face. All of our NEOs were in compliance with their ownership guidelines as of December 31, 2025.

Named Executive Officer	Ownership Guideline as a Multiple of Base Salary
Olivier Rabiller	5x
Sean Deason	3x
Craig Balis	3x
Thierry Mabru	3x
Jérôme Maironi	3x

42 Garrett Motion Inc.

EXECUTIVE COMPENSATION
TALENT MANAGEMENT & COMPENSATION COMMITTEE REPORT
The information contained in this Report of the Talent Management & Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
The Talent Management & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
TALENT MANAGEMENT & COMPENSATION COMMITTEE
Joachim Drees (Chair)
Robert Shanks
Julia Steyn
Paul Camuti
Steven Tesoriere

2026 Proxy Statement 43

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Olivier Rabiller President and Chief Executive Officer	2025	1,226,845	—	5,878,068	—	2,099,745	196,140	37,808	9,438,607
	2024	1,057,664	—	5,310,827	—	2,114,208	158,620	22,916	8,664,235
	2023	1,115,094	—	4,286,321	—	2,246,546	130,490	41,935	7,820,387
Sean Deason Chief Financial Officer	2025	769,458	—	1,500,504	—	714,057	126,540	74,977	3,185,537
	2024	663,351	—	1,567,473	—	744,255	110,556	89,384	3,175,018
	2023	701,046	—	1,362,081	—	887,669	104,805	109,175	3,164,776
Craig Balis Senior Vice President and Chief Technology Officer	2025	566,502	—	1,104,727	—	450,086	163,051	31,662	2,316,028
	2024	491,160	—	1,154,029	—	479,454	156,170	31,655	2,312,468
	2023	519,360	—	1,065,989	—	545,394	120,794	36,439	2,287,976
Thierry Mabru Senior Vice President, Integrated Supply Chain	2025	573,704	—	1,062,835	—	460,828	165,093	29,681	2,292,141
	2024	495,990	—	1,110,256	—	476,768	158,035	22,916	2,263,965
	2023	523,383	—	1,020,533	—	549,620	123,053	24,591	2,241,179
Jérôme Maironi Senior Advisor, Government Relations	2025	598,591	—	1,103,096	—	417,293	144,230	26,203	2,289,413
	2024	518,981	—	1,152,328	—	436,398	132,551	36,246	2,276,504
	2023	550,744	—	1,064,419	—	503,646	116,730	34,296	2,269,835
(1)
Base salary and other compensation values in this Summary Compensation Table originally denoted in local currency (CHF) have been converted to USD using the average exchange rate for the year-ended December 31, 2025 of 1 USD to 0.789977 CHF.

(2)
Amounts for 2025 represent the grant date value of RSU awards granted under the LTI Plan. The amounts in this column represent the grant date fair value of stock awards calculated in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”) which, for PSU awards, is based on the probable outcome of the performance conditions and Monte Carlo valuation of the market conditions. For a discussion of valuation assumptions, see Note 21 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026. The value for each PSU award, granted in 2025 under the LTI Plan, as of the grant date, assuming the maximum level of performance, is $6,429,976, $1,602,627, $1,179,914, $1,135,165, and $1,178,175 for Messrs. Rabiller, Deason, Balis, Mabru and Maironi, respectively. There can be no assurance that these grant date fair values will ever be realized by the NEOs.

(3)	No stock options were granted in fiscal year 2025, 2024 or 2023.
(4)
Amounts represent the payouts earned under our ICP in 2025. For 2025, the awards under the ICP were based on the NEO’s target incentive, and annual base salary as of September 1, 2025. See “Elements of Executive Compensation-Short-Term Incentive Compensation Plan (“ICP”) Awards” for a detailed discussion of the 2025 ICP.

44 Garrett Motion Inc.

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(5)
The change in pension value includes the increase in vested benefits in 2025 under our Swiss pension scheme attributable to employer contributions and allocated interest. See “Nonqualified Deferred Compensation—Fiscal Year 2025” for a detailed discussion of the Garrett Supplemental Savings Plan and “Pension Benefits-Fiscal Year 2025” for a detailed discussion of the Garrett Swiss Plan.

(6)	For 2025, “All Other Compensation” consists of the following:

Item	Olivier Rabiller	Sean Deason	Craig Balis	Thierry Mabru	Jérôme Maironi
Car Allowance ($)	26,203	26,203	26,203	26,203	26,203
1e Pension Contributions ($)	8,468	5,166	3,410	3,478	—
Tax Planning ($)	—	1,176	2,049	—	—
Health Fees ($)	3,137(a)	42,433	—	—	—
Total ($)	37,808	74,977	31,662	29,681	26,203

(a)	Periodic executive physical and medical allowance.

2026 Proxy Statement 45

EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2025
The following table shows all plan-based awards which the Company granted to the NEOs during 2025.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Name	Award Type	Performance Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Olivier Rabiller	ICP	—	—	429,396	1,717,583	3,435,166	—	—	—	—	—
	PSU	LTI Plan	3/5/2025	—	—	—	132,724	343,849	687,698	—	4,068,077
	RSU	LTI Plan	3/5/2025	—	—	—	—	—	—	193,582	1,809,992
Sean Deason	ICP	—	—	153,892	615,566	1,231,133	—	—	—	—	—
	PSU	LTI Plan	3/5/2025	—	—	—	31,281	85,702	171,404	—	966,292
	RSU	LTI Plan	3/5/2025	—	—	—	—	—	—	57,135	534,212
Craig Balis	ICP	—	—	99,138	396,552	793,104	—	—	—	—	—
	PSU	LTI Plan	3/5/2025	—	—	—	23,031	63,097	126,194	—	711,419
	RSU	LTI Plan	3/5/2025	—	—	—	—	—	—	42,065	393,308
Thierry Mabru	ICP	—	—	100,398	401,593	803,186	—	—	—	—	—
	PSU	LTI Plan	3/5/2025	—	—	—	22,157	60,704	121,408	—	684,441
	RSU	LTI Plan	3/5/2025	—	—	—	—	—	—	40,470	378,395
Jérôme Maironi	ICP	—	—	97,271	389,084	778,168	—	—	—	—	—
	PSU	LTI Plan	3/5/2025	—	—	—	22,996	63,004	126,008	—	710,368
	RSU	LTI Plan	3/5/2025	—	—	—	—	—	—	42,003	392,728

(1)
The amounts shown represent the range of potential payouts under the 2025 ICP. The actual payouts were determined in February and paid in March 2026, as shown in the Summary Compensation Table above. See “Elements of Executive Compensation—Short-Term Incentive Compensation Plan (“ICP”) Awards” for a detailed discussion of the 2025 ICP.

(2)
The amounts shown represent the grant date fair value calculated in accordance with ASC 718. For the awards which are subject to performance-based conditions, the amounts shown are based on the probable outcome of the performance conditions. For a discussion of valuation assumptions, see Note 21 to the consolidated and combined financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The material terms of the employment agreements and/or offer letters with each of our NEOs, as in effect in 2025, are described below.
President and Chief Executive Officer-Olivier Rabiller
Mr. Rabiller serves as President and Chief Executive Officer of the Company pursuant to the letter agreement, dated May 2, 2018, that was assumed by the Company on completion of the Spin-Off. The letter provides Mr. Rabiller with an annual base salary of $1,033,534 ($1,226,845 in 2025) and an annual cash incentive target opportunity under the ICP equal to 100% of his annual base salary (140% in 2025), and other elements of his compensation.

46 Garrett Motion Inc.

EXECUTIVE COMPENSATION
Additionally, under the offer letter, Mr. Rabiller is eligible for an annual grant of equity awards with an initial target opportunity in 2018 of 325% of annual base salary (425% in 2025). Mr. Rabiller’s annual equity award will be determined by the Board and will be based on his individual performance.
In addition, Mr. Rabiller is eligible to receive vacation benefits in accordance with Company policy and a cash car allowance in the amount of $2,184 per month.
In the event of Mr. Rabiller’s involuntary termination of employment without cause, he will be entitled to certain payments, as described under “Summary of Potential Payments and Benefits—Termination Events” below. Mr. Rabiller’s offer of employment is also contingent upon his execution of the Company’s intellectual property and non-competition agreements, which include two-year post-termination non-competition and non-solicitation restrictions and customary confidentiality provisions.
Senior Vice President and Chief Financial Officer—Sean Deason
On May 29, 2020, the Company and Garrett Motion Sàrl entered into an employment agreement with Mr. Deason appointing him as Senior Vice President and Chief Financial Officer of the Company effective June 15, 2020. The agreement provides Mr. Deason with an annual base salary of $677,143 ($769,458 in 2025) and an annual cash incentive target opportunity under the ICP equal to 80% of his annual base salary.
In addition, pursuant to his employment agreement, Mr. Deason received a one-time sign-on bonus of $1,063,570. The sign-on bonus would have been repaid by Mr. Deason if prior to the one-year anniversary of his start date, Mr. Deason’s employment was terminated for any reason. Mr. Deason also received a one-time relocation bonus equal to $159,535, which is subject to repayment if Mr. Deason terminates employment for any reason or if Garrett Motion Sàrl terminates Mr. Deason’s employment (other than for reason of redundancy) prior to the second anniversary of his start date. Additionally, under the employment agreement, Mr. Deason is eligible for an annual grant of equity awards with an initial target opportunity of 170% of annual base salary (200% in 2025). Mr. Deason’s annual equity award will be determined by the Board and will be based on his individual performance.
Mr. Deason is also eligible to receive vacation benefits in accordance with Company policy, a cash car allowance in the amount of $2,184 per month, an annual medical allowance and regular periodic executive physical examinations. Mr. Deason’s employment agreement also includes two-year post-termination non-competition restrictions and one-year post-termination non-solicitation restrictions.
In the event of Mr. Deason’s involuntary termination of employment without cause, he will be entitled to certain payments, as described under “Summary of Potential Payments and Benefits-Termination Events” below. Mr. Deason’s offer of employment is also contingent upon his execution of the Company’s intellectual property and non-competition agreements, which include customary confidentiality provisions.
Other NEOs—Craig Balis, Thierry Mabru, and Jérôme Maironi
Messrs. Balis, Mabru, and Maironi each serve as “Senior Vice President and Chief Technology Officer”, “Senior Vice President, Integrated Supply Chain (ISC)” and “Senior Vice President, General Counsel, and Corporate Secretary”, respectively, pursuant to letter agreements that were assumed by the Company on completion of the Spin-Off.
The offer letters for Messrs. Balis, Mabru, and Maironi each provide for an annual base salary of $475,188, $481,128, and $534,587 ($566,503, $573,704, and $598,591 in 2025), respectively, and an annual cash incentive target opportunity under the ICP equal to 55%, 55% and 60% of the executive’s annual base salary, respectively, which have since been increased to 70%, 70% and 65%, respectively, after taking into consideration industry and market data, and mix of target compensation for each executive.
Additionally, under the offer letters, each of Messrs. Balis, Mabru, and Maironi is eligible for an annual grant of equity awards with an initial target opportunity of 200%, 160% and 189% (200%, 190%, and 189% in 2025), respectively, of the executive’s annual base salary. Annual equity awards will be determined by the Board and are based on the executive’s individual performance.

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EXECUTIVE COMPENSATION
In addition, Messrs. Balis, Mabru, and Maironi are eligible to receive vacation benefits in accordance with Company policy and a cash car allowance in the amount of $2,184 per month.
In the event of Messrs. Balis, Mabru, or Maironi’s involuntary termination of employment without cause, they will be entitled to certain payments, as described under “Summary of Potential Payments and Benefits—Termination Events” below. The offer letters for Messrs. Balis, Mabru and Maironi are also contingent upon the execution of the Company’s intellectual property and non-competition agreements, which include two-year post-termination non-competition and non-solicitation provisions and customary confidentiality provisions.

48 Garrett Motion Inc.

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OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following table shows all outstanding Company equity awards held by the NEOs as of December 31, 2025:

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Olivier Rabiller	5/26/2021					90,903(2)	$1,584,439
	2/17/2023							459,216(3)	$8,004,135(4)
	2/17/2023					61,229(5)	$1,067,221
	3/5/2024							495,228(6)	$8,631,824(7)
	3/5/2024					132,061(8)	$2,301,823
	3/5/2025							687,698(9)	$11,986,576(10)
	3/5/2025					193,582(11)	$3,374,134
Sean Deason	5/26/2021					29,902(2)	$521,192
	2/17/2023							145,926(3)	$2,543,490(4)
	2/17/2023					19,457(5)	$339,136
	3/5/2024							146,165(6)	$2,547,656(7)
	3/5/2024					38,978(8)	$679,387
	3/5/2025							171,404(9)	$2,987,572(10)
	3/5/2025					57,135(11)	$995,863
Craig Balis	5/26/2021					20,285(2)	$353,568
	2/17/2023							114,205(3)	$1,990,593(4)
	2/17/2023					15,228(5)	$265,424
	3/5/2024							107,611(6)	$1,875,660(7)
	3/5/2024					28,697(8)	$500,189
	3/5/2025							126,194(9)	$2,199,561(10)
	3/5/2025					42,065(11)	$733,192
Thierry Mabru	5/26/2021					16,434(2)	$286,445
	2/17/2023							109,335(3)	$1,905,709(4)
	2/17/2023					14,578(5)	$254,095
	3/5/2024							103,530(6)	$1,804,528(7)
	3/5/2024					27,608(8)	$481,207
	3/5/2025							121,408(9)	$2,116,141(10)
	3/5/2025					40,470(11)	$705,392
Jerome Maironi	5/26/2021					21,567(2)	$375,913
	2/17/2023							114,036(3)	$1,987,647(4)
	2/17/2023					15,205(5)	$265,023
	3/5/2024							107,453(6)	$1,872,906(7)
	3/5/2024					28,654(8)	$499,439
	3/5/2025							126,008(9)	$2,196,319(10)
	3/5/2025					42,003(11)	$732,112

(1)	Market value is determined based on the closing price of our common stock on December 31, 2025 or $17.43 per share.
(2)
On May 25, 2021, the Board approved awards of RSUs for each NEO, each scheduled to vest in substantially equal installments on the first five anniversaries of the grant date, subject to continued employment on the applicable vesting date.

2026 Proxy Statement 49

EXECUTIVE COMPENSATION
(3)
On February 16, 2023, the Board approved awards of PSUs. The performance period for the PSUs will end on December 31, 2025. In accordance with applicable SEC rules, the number of PSUs shown represents the number of performance shares that may be earned during the performance period based on the threshold achievement of Relative TSR and on-target achievement of cumulative Adjusted EBITDA $M and cumulative Adjusted EBITDA Margin %, weighted 33%, 33% and 33%, respectively, subject to continued employment through the last day of the applicable performance period.

(4)
Represents both (A) the EBITDA-based PSUs at forecasted achievement, granted on February 17, 2023 that may vest on the date that our Company releases its earnings for the fiscal year ending December 31, 2025 if specified performance criteria are met, subject to the exercise of negative discretion by the Talent Management & Compensation Committee (the performance metrics for this award are the cumulative Adjusted EBITDA for the “performance period” commencing January 1, 2023 and ending on December 31, 2025 (33%) and cumulative Adjusted EBITDA Margin for the performance period (33%)); and (B) the TSR-based PSUs at threshold achievement granted on February 17, 2023 that may vest on the date that our Company releases its earnings for the fiscal year ending December 31, 2025 if specified performance criteria are met, subject to the exercise of negative discretion by the Talent Management & Compensation Committee (the performance metric for this award is Relative TSR for the period commencing January 1, 2023 and ending on December 31, 2025). On December 31, 2025, Adjusted EBITDA $M was 97% and Adjusted EBITDA Margin % was 200% achievement, while Relative TSR was 200% achievement.

(5)
On February 16, 2023, the Board approved awards of RSUs for each NEO, each scheduled to vest in substantially equal installments on the first three anniversaries of the grant date, subject to continued employment on the applicable vesting date.

(6)
On March 5, 2024, the Board approved awards of PSUs. The performance period for the PSUs will end on December 31, 2026. In accordance with applicable SEC rules, the number of PSUs shown represents the number of performance shares that may be earned during the performance period based on the threshold achievement of Absolute TSR with stock price hurdles and on-target achievement of Adjusted EBITDA $M and Adjusted EBITDA Margin %, weighted 33%, 33% and 33%, respectively, subject to continued employment through the last day of the applicable performance period.

(7)
Represents both (A) the EBITDA-based PSUs at forecasted achievement, granted on March 5, 2024 that may vest on the date that our Company releases its earnings for the fiscal year ending December 31, 2026 if specified performance criteria are met, subject to the exercise of negative discretion by the Talent Management & Compensation Committee (the performance metrics for this award are the cumulative Adjusted EBITDA for the “performance period” commencing January 1, 2024 and ending on December 31, 2026 (33%) and cumulative Adjusted EBITDA Margin for the performance period (33%)); and (B) the TSR-based PSUs at threshold achievement granted on March 5, 2024 that may vest on the date that our Company releases its earnings for the fiscal year ending December 31, 2026 if specified performance criteria are met, subject to the exercise of negative discretion by the Talent Management & Compensation Committee (the performance metric for this award is Relative TSR for the period commencing January 1, 2024 and ending on December 31, 2026). On December 31, 2025, Adjusted EBITDA $M reached 84% and Adjusted EBITDA Margin % reached 153% achievement, while Relative TSR reached 200% achievement.

(8)
On March 5, 2024, the Board approved awards of RSUs for each NEO, each scheduled to vest in substantially equal installments on the first three anniversaries of the grant date, subject to continued employment on the applicable vesting date.

(9)
On March 5, 2025, the Board approved awards of PSUs. The performance period for the PSUs will end on December 31, 2027. In accordance with applicable SEC rules, the number of PSUs shown represents the number of performance shares that may be earned during the performance period based on the threshold achievement of Absolute TSR with stock price hurdles and on-target achievement of Adjusted EBITDA $M, Adjusted EBITDA Margin %, and NGV adoption weighted 20%, 30%, 15% and 35%, respectively, subject to continued employment through the last day of the applicable performance period.

(10)
Represents both (A) the EBITDA-based PSUs at forecasted achievement, granted on March 5, 2025 that may vest on the date that our Company releases its earnings for the fiscal year ending December 31, 2027 if specified performance criteria are met, subject to the exercise of negative discretion by the Talent Management & Compensation Committee (the performance metrics for this award are the cumulative Adjusted EBITDA for the “performance period” commencing January 1, 2025 and ending on December 31, 2027 (20%), cumulative Adjusted EBITDA Margin for the performance period (30%), and NGV Adoption for the performance period (15%)); and (B) the TSR-based PSUs at threshold achievement granted on March 5, 2025 that may vest on the date that our Company releases its earnings for the fiscal year ending December 31, 2027 if specified performance criteria are met, subject to the exercise of negative discretion by the Talent Management & Compensation Committee (the performance metric for this award is Relative TSR for the period commencing January 1, 2025 and ending on December 31, 2027). On December 31, 2025, Adjusted EBITDA $M was 121%, Adjusted EBITDA Margin % was 147% achievement and NGV Adoption was 125%, while Relative TSR was 200% achievement.

(11)
On March 5, 2025, the Board approved awards of RSUs for each NEO, each scheduled to vest in substantially equal installments on the first three anniversaries of the grant date, subject to continued employment on the applicable vesting date.

50 Garrett Motion Inc.

EXECUTIVE COMPENSATION
STOCK VESTED—FISCAL YEAR 2025
The following table shows for 2025 the number of shares acquired upon the vesting of Company stock awards and the value realized upon such vesting:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Olivier Rabiller	218,158	2,018,776
Sean Deason	68,846	636,904
Craig Balis	49,860	461,270
Thierry Mabru	44,812	414,670
Jérôme Maironi	51,097	472,673

(1)	Represents the amounts realized based on the fair market value of our common stock on the vesting date for awards that vested during the 2025 fiscal year.
PENSION BENEFITS—FISCAL YEAR 2025
The following table provides summary information about the pension benefits that have been earned by our NEOs in 2025. For 2025, the NEOs all participated in a pension plan sponsored in Switzerland and named “Columna Sammelstiftung Client Invest Winterthur” (the “Garrett Swiss Plan”). Garrett Swiss Plan benefits depend on each NEO’s annual contribution election and age. The column in the table below entitled “Present Value of Accumulated Benefits” represents the value of the employer contributions in the Garrett Swiss Plan with related interest, converted to U.S. dollars.

Name	Plan Name	Numbers of Years Credited Service (#)(1)	Present Value of Accumulated Benefits ($)
Olivier Rabiller	Garrett Swiss Plan	15.0	1,525,096
Sean Deason	Garrett Swiss Plan	5.5	511,677
Craig Balis	Garrett Swiss Plan	11.6	1,204,765
Thierry Mabru	Garrett Swiss Plan	14.8	1,125,494
Jérôme Maironi	Garrett Swiss Plan	7.5	737,465

(1)	Garrett Swiss Plan benefits are not dependent upon years of credited service.

2026 Proxy Statement 51

EXECUTIVE COMPENSATION
Garrett Swiss Plan Information
The Garrett Swiss Plan is a broad-based pension plan in which all of Garrett’s Swiss-based employees participate, as well as our NEOs. The Garrett Swiss Plan complies with Swiss tax requirements applicable to broad-based pension plans. Normal retirement age under the Garrett Swiss Plan is 65. All benefits are immediately vested. The NEOs can contribute to the Garrett Swiss Plan based on their age at rates that range from 5%-11% of pensionable salary with additional contributions for death and disability benefits. Employer contributions are also based on the NEO’s age at rates that range from 9.5%-11.5% of pensionable salary with additional contributions for death and disability benefits. For 2025, participants received a rate of return of 4.5%.
The Garrett Swiss Plan defines pensionable salary as the sum of annual base salary, sales incentives/commissions, bonuses and gratuities, in each case, while taking into account any changes to compensation that have been agreed to for the applicable year, minus the annual coordination amount and limited to the Garrett Swiss Plan’s annual pay limit. For 2025, the annual coordination amount was $33,495 and the Garrett Swiss Plan’s annual pay limit was $1,148,388. Annual benefits under the Garrett Swiss Plan are calculated at an NEO’s retirement date and are equal to a percentage of the NEO’s account balance specified in the Garrett Swiss Plan based on his age and retirement year. The normal payment form is a lifelong annuity including a 60% survivor annuity with the member’s surviving spouse or alternatively a lump sum option. Swiss pension law requires participants who were covered by the pension plan of another employer to transfer the termination benefit of that pension plan into the Garrett Swiss Plan. Participants are permitted to withdraw part of the termination benefit, or pledge the termination benefit, for home ownership.

52 Garrett Motion Inc.

EXECUTIVE COMPENSATION
NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2025
The following table provides information on the defined contribution or other plans that during 2025 provided for deferrals of compensation to our NEOs on a basis that are not tax-qualified. The Garrett Supplemental Savings Plan in which Mr. Balis participates is a legacy Honeywell plan that was transitioned to Garrett following the Company’s spin-off from Honeywell and in which Mr. Balis previously participated while employed by Honeywell in the United States.

Name	Plan	Executive Contributions in 2025 ($)	Registrant Contributions in 2025 ($)	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2025 ($)
Craig Balis	Garrett Supplemental Savings Plan(1)	—	—	56,948	—	419,303

(1)
In 2025, Mr. Balis participated in the Garrett Supplemental Savings Plan. Mr. Balis does not contribute to the plan (and Garrett is not actively making any matching contributions to his account); however, his account continues to earn interest under the plan. All deferred compensation amounts are unfunded and unsecured obligations of Garrett and are subject to the same risks as any of Garrett’s general obligations. No amounts reported in the table above for Mr. Balis have been reported in our Summary Compensation Table for 2023, 2024 or 2025.

Supplemental Savings Plan (“SSP”)
The SSP is a U.S. nonqualified deferred compensation plan that permits executives to defer the portion of their pre-tax compensation and incentive compensation that could not be contributed to Garrett’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code and/or up to an additional 25% of base annual salary for the plan year. Employer matching contributions are discretionary and immediately vested.
Participant deferrals are credited with a rate of interest, compounded daily, based on the Fidelity U.S. Bond Index Fund. The rate is subject to change daily, and for 2025, the average rate was 15.7%.
Mr. Balis elected to receive his SSP benefits in a lump sum, which amount will be paid on the later of six months or in January of the year following his separation from service. Amounts deferred cannot be withdrawn before the distribution date for any reason.
Supplemental 1e Plan
Effective November 1, 2025, Garrett implemented a supplemental occupational pension arrangement for members of management in Switzerland, called the 1e Plan, which complies with applicable Swiss tax requirements. The normal retirement age under the plan is 65. Insured persons can contribute to the 1e Plan at rates ranging from 2% to 5% of pensionable salary, with additional contributions for death and disability benefits. Employer contributions are set at a rate of 5% of pensionable salary, with additional contributions for death and disability benefits. The pensionable salary is based on the fixed salary used for Swiss social security purposes, capped at $1,148,398, with an annual coordination offset of CHF 172,260 for 2025.
The retirement benefit is based on contributions made and the achieved performance of the insured person’s chosen investment strategy. It is paid out as a lump sum, and no annuity is possible. Participants are permitted to withdraw part of the termination benefit or pledge the termination benefit for home ownership.
1e contributions from Garrett for fiscal year 2025 are reported in our Summary Compensation table under “All other compensation.”

2026 Proxy Statement 53

EXECUTIVE COMPENSATION
SUMMARY OF POTENTIAL PAYMENTS AND BENEFITS—TERMINATION BENEFITS
Overview
This section describes the benefits payable to our NEOs in two circumstances:
•	Termination of Employment
•	Change in Control
Employment Agreements and Offer Letters
Olivier Rabiller. Under Mr. Rabiller’s offer letter, upon an involuntary termination of employment, other than for cause, Mr. Rabiller will be entitled to 24 months of base salary continuation and cash annual target incentive compensation, which will be extended to 36 months in the case of such termination within two years after a change in control of the Company. This has been replaced by the Company Severance Plan as summarized below.
Company Severance Plan
Our NEOs are eligible for severance payments and benefits upon a qualifying termination of employment under our Garrett Motion Inc. 2023 Severance Pay Plan for Designated Officers (the “Company Severance Plan”), which our board adopted effective May 1, 2023 to align with the terms of each NEO’s 2021 award agreement under the LTI Plan. Upon an involuntary termination of employment by the Company without “cause” (as defined in the Company Severance Plan), the NEOs are entitled to 18 months of base salary continuation (24 months for Mr. Rabiller), a prorated annual bonus based on actual performance (or target performance, if legally required) and continued health and welfare benefits for the duration of the severance period. We do not provide our NEOs, all of whom reside in Switzerland, with continued health and welfare benefits upon a qualifying termination of employment as these benefits typically are provided by the government.
In addition, upon an involuntary termination of employment by the Company without “cause” or resignation for “good reason”, in each case, following a “change in control” (each as defined in the Company Severance Plan), our NEOs would be entitled to receive cash severance equal to 18 months’ base salary (24 months for Mr. Rabiller), plus one and a half times such NEO’s target annual bonus (two times for Mr. Rabiller), a prorated annual bonus based on actual performance (or target performance, if legally required) and continued health and welfare benefits for the duration of the severance period.
2021 Long-Term Incentive Plan
Equity Vesting Acceleration
Pursuant the terms of the LTI Plan and applicable award agreements, in the event a NEO is terminated without “cause”, or resigns for “good reason” or “retirement” (each as defined in the LTI Plan), unvested equity awards are treated as follows:
•
RSUs. With respect to unvested RSUs held by the executive, the number of RSUs that would have otherwise vested on the next scheduled vesting date following the executive’s termination will immediately vest, subject to the executive’s execution of an effective release of claims.

•	PSUs. Unvested PSUs held by the executive will remain eligible to vest in accordance with their terms on a pro-rated basis.
Except for PSUs with performance goals tied to the Company’s TSR, the above equity treatment also applies when an NEO is terminated due to death or “disability” (as defined in the LTI Plan).
Pursuant to the terms of the LTI Plan and applicable award agreements, in the event an NEO is terminated without “cause,” due to death or “disability,” or resigns for “good reason” or “retirement” within a two-year period following a “change in control” (each as defined in the LTI Plan), unvested equity awards are treated as follows; provided that such awards are continued, and not assumed, replaced, converted or substituted by the successor entity:
•	RSUs. All unvested RSUs held by the executive will immediately vest.
•
PSUs. All unvested PSUs held by the executive will immediately vest (with performance goals deemed 100% achieved and applicable stock price goals will be equitably adjusted to account for the change in control) and settle within 60 days following the termination date.

54 Garrett Motion Inc.

EXECUTIVE COMPENSATION
Summary of Potential Payments Upon Termination or Change in Control
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the LTI Plan. Pension and nonqualified deferred compensation benefits, which are described elsewhere in this filing, are not included in the table below in accordance with the applicable disclosure requirements, even though they may become payable at the times specified in the table.

Name	Benefit	Death ($)	Disability ($)	Termination Without Cause (no Change in Control) ($)	Termination Without Cause in Connection with a Change in Control ($)
Olivier Rabiller	Cash	—	—	4,553,435	7,988,601
	Equity Acceleration(1)	22,681,493	22,681,493	22,681,493	24,302,492
	All Other Payments or Benefits	—	—	—	—
	Total	22,681,493	22,681,493	27,234,928	32,291,093
Sean Deason	Cash	—	—	1,868,244	2,791,594
	Equity Acceleration(1)	6,769,760	6,769,760	6,769,760	7,084,057
	All Other Payments or Benefits	—	—	—	—
	Total	6,769,760	6,769,760	8,638,004	9,875,651
Craig Balis	Cash	—	—	1,299,841	1,894,688
	Equity Acceleration(1)	5,087,704	5,087,704	5,087,704	5,271,913
	All Other Payments or Benefits	—	—	—	—
	Total	5,087,704	5,087,704	6,387,544	7,166,581
Thierry Mabru	Cash	—	—	1,321,384	1,923,774
	Equity Acceleration(1)	4,830,382	4,830,382	4,830,382	5,011,352
	All Other Payments or Benefits	—	—	—	—
	Total	4,830,382	4,830,382	6,151,766	6,935,125
Jérôme Maironi	Cash	—	—	1,315,179	1,898,806
	Equity Acceleration(1)	5,103,051	5,103,051	5,103,051	5,286,990
	All Other Payments or Benefits	—	—	—	—
	Total	5,103,051	5,103,051	6,418,230	7,185,795

(1)
Represents the sum of the values attributable to the accelerated vesting of the unvested portion of all outstanding RSUs and PSUs held by the executive officer as of December 31, 2025. The value of the accelerated equity awards was calculated based on the closing price of our common stock on December 31, 2025 ($17.43). Upon the death or disability of the executive, PSUs will accelerate and vest based on actual performance through the completion of the performance period and will be prorated for the date of termination. We have estimated for purposes of this disclosure that PSUs awarded under the LTI Plan are valued based on projecting their performance as of December 31, 2025 through the end of the performance period. Note, however, that the value of these accelerated PSU awards would ultimately reflect actual performance and, accordingly the amounts payable in respect of such PSU awards under this scenario could be greater or less than the amounts reported.

2026 Proxy Statement 55

EXECUTIVE COMPENSATION
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median employee to the annual total compensation of Olivier Rabiller, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.
For 2025, our last completed fiscal year:
•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $33,279; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $9,438,607.
Based on this information, for 2025, our CEO’s annual total compensation was approximately 284 times that of our median compensated employee (other than the CEO).
Determining the Median Employee
Employee Population
We used our employee population data as of October 1, 2025 as the determination date for identifying our median employee. As of such date, our employee population consisted of approximately 6,677 individuals.
Methodology for Determining Our Median Employee
To identify the median employee from our employee population, we selected base salary and target bonus as the most appropriate measure of compensation, which was consistently applied to all of our employees included in the calculation. In identifying the median employee, we annualized the compensation of all permanent employees who were new hires in 2025 and we converted international currencies to US dollars using the exchange rates on the determination date.
Compensation Measure and Annual Total Compensation of Median Employee
With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $31,283.
Annual Total Compensation of CEO
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table included in this Proxy Statement.

56 Garrett Motion Inc.

EXECUTIVE COMPENSATION
Pay Versus Performance Disclosure
Pay Versus Performance Table
The following table sets forth information concerning the relationship between executive compensation actually paid to our Principal Executive Officer (PEO) and to other NEOs and certain financial performance of the Company for the years ended December 31, 2025, 2024, 2023, 2022 and 2021. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(1) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(3) ($)	Cumulative Total Shareholder Return	Peer Group(4) Cumulative Total Shareholder Return	Net Income(5) ($ in millions)	Adjusted EBITDA(6) ($ in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	9,438,607	28,056,550	2,520,780	6,802,039	323.23	92.64	310	636
2024	8,664,235	8,276,242	2,506,989	2,387,975	163.88	78.58	282	598
2023	7,820,387	9,217,272	2,490,942	2,834,781	175.50	96.73	261	635
2022	2,106,406(7)	1,419,262(7)	937,368(7)	764,417(7)	138.29	88.19	390	570
2021	10,991,346	11,198,243	3,089,441	3,111,001	145.74	105.12	495	607

(1)
The dollar amounts reported in this column (c) represent the amount of “compensation actually paid” to Mr. Rabiller, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rabiller during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Rabiller’s total compensation for each applicable year to determine the compensation actually paid. The assumptions used for determining the fair values shown in this table do not differ materially from those used to determine the fair values disclosed as of the grant date of such awards.

2026 Proxy Statement 57

EXECUTIVE COMPENSATION

Year
2025 ($)
PEO Summary Compensation Table Total (b)	9,438,607
Aggregate Change in Actuarial Present Value of Pension Benefits (-)	196,140
Actuarial Present Value of Pension Benefits Attributable to Service (+)	140,533
Grant Date Fair Value of Stock and Option Awards (-)	5,878,068
Fair Value at Year End of Outstanding and Unvested Equity Awards Granted in Year (+)	12,882,515
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (+)	11,155,557
Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year (+)	—
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year (+)	48,809
Fair Value at the end of the Prior Year of Equity Awards that Fail to Meet Vesting Conditions (-)	—
Dollar Value of Dividends or Earnings Paid on Equity Awards Not Otherwise Included in Total Compensation (+)	464,738
Compensation Actually Paid to PEO (c)	28,056,550

(2)
The names of each of the NEOs (excluding Mr. Rabiller) included for purposes of calculating the average amounts in 2021, 2022, 2023, 2024 and 2025 are as follows: Messrs. Deason, Mabru, Balis, and Maironi.

(3)
The dollar amounts reported in this column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Rabiller), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Rabiller) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Rabiller) for each year to determine the compensation actually paid, using the same methodology described above in Note 1. The assumptions used for determining the fair values shown in this table do not differ materially from those used to determine the fair values disclosed as of the grant date of such awards.

58 Garrett Motion Inc.

EXECUTIVE COMPENSATION

Year
2025 ($)
Average Summary Compensation Table Total for Non-PEO NEOs (d)	2,520,780
Aggregate Change in Actuarial Present Value of Pension Benefits (-)	149,728
Actuarial Present Value of Pension Benefits Attributable to Service (+)	117,908
Grant Date Fair Value of Stock and Option Awards (-)	1,192,791
Fair Value at Year End of Outstanding and Unvested Equity Awards Granted in Year (+)	2,609,733
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (+)	2,775,765
Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year (+)	—
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year (+)	11,886
Fair Value at the end of the Prior Year of Equity Awards that Fail to Meet Vesting Conditions (-)	—
Dollar Value of Dividends or Earnings Paid on Equity Awards Not Otherwise Included in Total Compensation (+)	108,485
Average Compensation Actually Paid to Non-PEO NEOs (e)	6,802,039

(4)
The peer group used for this purpose consists of Adient plc, Allison Transmission Holdings, Inc., American Axle & Manufacturing Holdings, Inc., Aptiv PLC, Autoliv Inc., BorgWarner Inc., Dana Incorporated, Gentex Corporation, Lear Corporation, Magna International Inc. and Visteon Corporation (the “Peer Group”), which are the peer group companies indicated in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026.

(5)	The dollar amounts reported in this column (h) represent the amount of net income reflected in our audited financial statements for the applicable year.
(6)
Adjusted EBITDA is defined as our net income calculated in accordance with U.S. GAAP, plus the sum of interest expense net of interest income, tax expense and depreciation, further adjusted for capital structure transformation costs, stock compensation expense, non-operating income/expense, repositioning costs, discounting costs on factoring, and foreign exchange gain/loss on debt net of related hedging gains/losses. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

(7)
The dollar amounts reported as compensation to our NEOs in 2021 is significantly larger than the compensation in 2022 as a result of the Emergence Grants made to our NEOs in 2021. Each Emergence Grant was sized in excess of a standard annual grant in order to align incentives as of the Company’s Emergence and with the intention of covering equity grants for fiscal years 2021 and 2022. Accordingly, no equity grants were made for fiscal year 2022.

(8)
In accordance with SEC guidance, we have reported in columns (f) and (g) the cumulative TSR and weighted peer group TSR measured only from April 30, 2021, which is the date the Company began issuing the new class of common stock pursuant to the Revised Amended Plan of Reorganization following the Company’s Emergence, to December 31, 2022.

2026 Proxy Statement 59

EXECUTIVE COMPENSATION
Narrative Disclosure to Pay Versus Performance Table
Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The following were the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance:
•	Adjusted EBITDA
•	Adjusted EBITDA Margin
•	Adjusted Free Cash Flow Conversion
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Net Income
As demonstrated by the following table, the amount of compensation actually paid (CAP) to Mr. Rabiller and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rabiller, “Avg. Non-PEO NEO CAP”) is reasonably aligned with the Company’s net income over the four years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Adjusted EBITDA, which the Company does use when setting goals in the Company’s short-term incentive compensation program and the performance-based RSUs that are awarded to the NEOs.

CAP vs. Net Income
$495.0M
$390.0M
$261.0M
$282.0M
$310.0M
$11.2M
$3.1M
$1.4M
$0.8M
$9.2M
$2.8M
$8.3M
$2.4M
$28.1M
$6.8M
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO NEO CAP
Net Income

60 Garrett Motion Inc.

EXECUTIVE COMPENSATION
Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Rabiller and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rabiller) is generally aligned with the Company’s Adjusted EBITDA over the four years presented in the table.

CAP vs. Adjusted EBITDA
$607.0M
$570.0M
$635.0M
$598.0M
$636.0M
$11.2M
$3.1M
$1.4M
$0.8M
$9.2M
$2.8M
$8.3M
$2.4M
$28.1M
$6.8M
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO NEO CAP
Adjusted EBITDA

2026 Proxy Statement 61

EXECUTIVE COMPENSATION
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
In accordance with SEC guidance, we have calculated our own cumulative TSR and the weighted peer group TSR from April 30, 2021 through December 31, 2021 and, further, through December 31, 2025. We use April 30, 2021 as the starting point because this is the date the Company began trading under its new class of common stock upon its Emergence.

CAP vs. TSR
$323.23
$28.1M
$175.50
$163.88
$146
$138.29
$105
$96.73
$92.64
$88.19
$78.58
$11.2M
$9.2M
$8.3M
$6.8M
$3.1M
$2.8M
$2.4M
$1.4M
$0.8M
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO NEO CAP
GTX TSR
Peer TSR

62 Garrett Motion Inc.

Executive Compensation
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the equity awards outstanding under the LTI Plan as of December 31, 2025:

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)(1)
Equity compensation plans approved by security holders	5,788,456(2)	—	20,268,925
Equity compensation plans not approved by security holders	—	—	—
Total	5,788,456	—	20,268,925

(1)	Consists of the LTI Plan.
(2)	Represents shares underlying unvested RSUs and PSUs granted under the LTI Plan.

2026 Proxy Statement 63

DIRECTOR COMPENSATION
Non-Employee Director Compensation Agreements
Each of our independent and disinterested directors (i.e., directors who are not an employee of the Company or a shareholder-designated director, which we refer to as our “non-employee directors”) is entitled to compensation for service on our Board. We have entered into letter agreements with each of our non-employee directors that generally provide a total compensation package that includes annual cash fees and annual RSU grants to compensate our non-employee directors for the time and effort necessary to serve on the Board.
Our non-employee directors receive a cash retainer for service on the Board and for service on each committee of which the non-employee director is a member. The Non-Executive Chair of the Board and the Chair of each committee may receive a higher retainer for such service. Cash retainers are paid quarterly on the first business day of the applicable quarter, except to the extent a non-employee director has timely elected to defer such fees in accordance with the terms of any fee deferral program established by the Board.
We have also adopted a director fee deferral program, whereby non-employee directors may elect to receive either 100% or 50% of all annual retainer fees for any Board or committee service (excluding any per-meeting fees) in the form of deferred fully vested stock units (“DSUs”) granted under the LTI Plan. Any such DSUs would be settled (i.e. become shares of common stock) on the earlier of a Change in Control (as defined in the LTI Plan) or six months after the director ceases serving on the Board. This program was initially effective with respect to cash fees earned for service in 2024.
The cash fees paid to our non-employee directors for service on the Board in 2025 are set forth in the table below.

Cash Compensation
Annual Cash Retainer	$100,000
Committee Chair Annual Cash Retainer
Audit	$25,000
Talent Management & Compensation	$20,000
Nominating & Governance	$15,000
Finance	$10,000
Other Committees	$10,000
Committee Member Annual Cash Retainer
Audit	$10,000
Talent Management & Compensation	$7,500
Nominating & Governance	$7,500
Finance	$5,000
Other Committees	$5,000

Our Non-Executive Chair also receives a $140,000 annual retainer that is settled 100% in DSUs. In addition, each of our non-employee directors is eligible to receive an annual RSU grant with a total target value of $150,000 (the actual number of RSUs to be determined by dividing the target value by the fair market value of common stock on the date of the annual meeting of shareholders).
RSUs will vest as follows:
•	Non-employee directors’ entitlement to annual RSU grants will be measured from one annual shareholders’ meeting to the next annual shareholders’ meeting;
•
RSUs and prorated RSUs will vest on the earlier of the one-year anniversary of the grant date, death, disability, the non-employee director’s removal from the Board in connection with a change in control, or the next annual shareholders’ meeting; and

64 Garrett Motion Inc.

DIRECTOR COMPENSATION
•
Prorated RSU grants made to non-employee directors who join the Board between two annual shareholders’ meetings will be based on the period between such two annual shareholders’ meetings, which will vest at the next shareholders’ meeting to align with the other Board members.

Annual grants to our non-employee directors will be made annually on the date of the annual shareholders’ meeting.
We reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings and provide our non-employee directors with business travel accident insurance. We also reimburse our non-employee directors, up to $10,000 in the aggregate, for attendance at continuing professional educational programs directly related to service as a public company director.
In accordance with our LTI Plan, the maximum amount of compensation that may be paid to any non-employee director during any fiscal year is $750,000.
Stock Ownership Guidelines
Under our non-employee director stock ownership guidelines, each non-employee director is required to hold a number of shares of Company common stock having a market value equal to or greater than five times (six times for the Non-Executive Chair) the annual base cash retainer payable to the non-employee director. Until the applicable ownership guideline is achieved, each non-employee director is required to retain at least 50% of the shares acquired from RSU grants, other than any shares required to be sold to pay applicable taxes. Once the applicable ownership guideline is achieved, the aforementioned retention ratio will no longer apply. If a non-employee director’s share ownership subsequently falls back below the applicable ownership guideline and remains below the ownership guideline on a continuous basis for a period of more than 24 months, the non-employee director will be required to comply again with the retention ratio until such time as the non-employee director again achieves the ownership guideline. Two eligible non-employee directors who joined the board in 2024, Joachim Drees and Paul Camuti, had not yet met the ownership requirement under our non-employee director stock ownership guidelines, as of December 31, 2025. All other eligible non-employee directors met the ownership requirement under our non-employee director stock ownership guidelines.
The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2025. Mr. Rabiller, who served as our President and Chief Executive Officer during the year ended December 31, 2025, and continues to serve in that capacity, does not receive additional compensation for his service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Rabiller is reported in the Summary Compensation Table included under “Executive Compensation.”

2026 Proxy Statement 65

DIRECTOR COMPENSATION
2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Paul Camuti	59,787	209,782	—	269,570
Daniel Ninivaggi	57,225	347,234	—	404,459
D’aun Norman	126,648	150,002	—	276,650
Robert Shanks	123,352	150,002	—	273,354
Julia Steyn	125,426	150,002	—	275,428
Joachim Drees	0	275,123	—	275,123
Kevin Mahony(3)(4)	—	—	—	—
Steven Tesoriere(3)	—	—	—	—

(1)	Reflects cash retainer and committee fees earned by our directors in 2025.
(2)	As of December 31, 2025, each of Mr. Camuti, Mr. Ninivaggi, Ms. Norman, Mr. Shanks, Ms. Steyn, and Mr. Drees held 13,417 RSUs.
(3)	Mr. Mahony and Mr. Tesoriere were not eligible for compensation as shareholder-designated directors.
(4)	Mr. Mahony resigned from the Board effective August 27, 2025.

66 Garrett Motion Inc.

ADDITIONAL INFORMATION
Shareholder Proposals and Director Nominations
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us in the form required by Rule 14a-8 at our principal executive offices at Z.A. La Pièce 16, Rolle, Switzerland 1180. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than the close of business (6:00 p.m. Central Europe Time) on December 11, 2026. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.
In addition, our By-laws establish an advance notice procedure with regard to director nominations and other proposals by shareholders that are not intended to be included in our proxy materials, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2027 annual meeting of shareholders, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices no later than February 27, 2027, and not before January 28, 2027. However, if the 2027 annual meeting of shareholders is more than 30 days earlier, or more than 60 days later, than the first anniversary of the Annual Meeting, notice must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our By-laws also specify requirements relating to the content of the notice that shareholders must provide in order for a director nomination or other proposal to be properly presented at the 2027 annual meeting of shareholders.
Our By-laws also provide for proxy access shareholder nominations of director candidates by eligible shareholders. For a director nominee to be included in the Company’s proxy statement for the 2027 annual meeting of shareholders, a notice of the nomination must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not later than December 11, 2026, and not before November 11, 2026. However, if the 2027 annual meeting of shareholders is more than 30 days earlier, or more than 60 days later, than the first anniversary of the Annual Meeting, notice must be so delivered or received not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting and the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our By-laws also specify additional requirements that must be met (including eligibility requirements applicable to any nominator and any nominee) in order for a director nomination to be included in the Company’s proxy statement for the 2027 annual meeting of shareholders. Additionally, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 29, 2027.
Householding of Annual Meeting Materials
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, only one set of proxy materials is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. If a shareholder wishes to receive a separate copy of proxy materials, we will promptly deliver a separate copy to such shareholders that contact us by mail or telephone at Garrett Motion Inc., Z.A. La Pièce 16, 1180 Rolle, Switzerland, +41 21 695 30 00, Attention: Investor Relations. Shareholders who hold their shares through a bank, broker, or other nominee may have consented to reducing the number of copies of proxy materials delivered to their address. In the event that a shareholder wishes to revoke a “householding” consent previously provided to a bank, broker, or other nominee, the shareholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. Any shareholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any shareholders sharing an address whose

2026 Proxy Statement 67

ADDITIONAL INFORMATION
shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of proxy materials per household, should contact the bank, broker or other nominee to request that only one set of proxy materials be delivered in the future.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $15,000 and the reimbursement of customary disbursements.
In addition to the use of mail, proxies may be solicited by personal interview, telephone, and email by directors, officers, and other employees of Garrett who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians, and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
Proxies
The Board appointed Olivier Rabiller and Mark Rollinger to act as proxies. If you sign and return your proxy card or voting instruction form with voting instructions, one or more of the proxies will vote your shares as you direct on the matters described in this proxy statement. If you sign and return your proxy card or voting instruction form without voting instructions, one or more of the proxies will vote your shares as recommended by the Board.
We will furnish, without charge, a copy of our 2025 Annual Report, including consolidated financial statements but not including exhibits, to each of our shareholders of record on April 2, 2026, and to each beneficial shareholder on that date upon written request made to: Corporate Secretary, Garrett Motion Inc., Z.A. La Pièce 16, Rolle, Switzerland 1180. A reasonable fee will be charged for copies of requested exhibits.

68 Garrett Motion Inc.

ANNEX
Non-GAAP Financial Measures
This proxy statement includes constant currency sales growth, Adjusted EBIT, Adjusted EBIT Margin, and Adjusted Free Cash Flow, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures provided herein are adjusted for certain items as presented below and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Our management believes that Adjusted EBIT, Adjusted EBIT Margin, and Adjusted Free Cash Flow are important indicators of operating performance because they exclude the effects of income taxes and certain other items, as well as the effects of financing and investing activities by eliminating the effects of interest expense and therefore more closely measures our operational performance. These non-GAAP measures should be considered in addition to, and not as replacements for, each measure’s respective most closely comparable GAAP measure. For additional information with respect to our Consolidated Financial Statements, see our Annual Report on Form 10-K for the year ended December 31, 2025.
Reconciliation of Constant Currency Sales % Change

Year Ended December 31, 2025
Reported sales % change	3%
Less: foreign currency translation	2%
Constant currency sales % change	1%

2026 Proxy Statement 69

ANNEX-NON-GAAP FINANCIAL MEASURES
Reconciliation of Net Income to Adjusted EBIT and Adjusted EBIT Margin

(Dollars in millions)	Year Ended December 31, 2025
Net income	$310
Interest expense, net of interest income(1)	104
Tax expense	82
EBIT (Non-GAAP)	$496
Repositioning costs	12
Factoring and notes receivables discount fees	3
Other non-operating income(2)	(14)
Debt refinancing and redemption costs(3)	7
Acquisition and divestiture expenses	6
Adjusted EBIT (Non-GAAP)	$510
Net sales	3,584
Net income margin	8.6%
Adjusted EBIT margin (Non-GAAP)	14.2%

(1)	Reflects interest income of $4 million for the year ended December 31, 2025.
(2)	The adjustment for non-operating income reflects the non-service component of net periodic pension income and other income that are not considered directly related to the Company’s operations.
(3)	Reflects the third-party costs directly attributable to the refinancing of our credit facilities and any amendments.
Reconciliation of Net Cash Provided from Operating Activities to Adjusted Free Cash Flow

(Dollars in millions)	Year Ended December 31, 2025
Net cash provided from operating activities	$413
Expenditures for property, plant and equipment	(72)
Capital structure transformation expenses	1
Debt refinancing costs	7
Acquisition and divestiture expenses	6
Cash payments for repositioning	18
Proceeds from cross currency swap contracts	23
Factoring and P-notes	7
Adjusted Free Cash Flow	$403

70 Garrett Motion Inc.

Garrett
ADVANCING MOTION

Turbo & Hybrid Technology

Zero Emission

Garrett Motion Inc. | 47548 Halyard Drive, Plymouth, MI 48170 / La Pièce 16, 1180 Rolle, Switzerland
garrettmotion.com

GARRETT MOTION INC.
47548 HALYARD DRIVE
PLYMOUTH, MI 48170
USA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GTX2026**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94700-P46053 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GARRETT MOTION INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. The election to the Company's board of directors of the eight nominees named in the Proxy Statement:

Nominees:	**For**	**Against**	**Abstain**
1a. Daniel Ninivaggi	☐	☐	☐
1b. Paul Camuti	☐	☐	☐
1c. Joachim Drees	☐	☐	☐
1d. D'aun Norman	☐	☐	☐
1e. Olivier Rabiller	☐	☐	☐
1f. Julia Steyn	☐	☐	☐
1g. Steven Tesoriere	☐	☐	☐
1h. Jeffrey Vanneste	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. The ratification of the appointment of Deloitte SA as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. The approval, on an advisory (non-binding) basis, of the compensation of the Company's named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V94701-P46053

GARRETT MOTION INC.
Annual Meeting of Shareholders
May 28, 2026 8:30 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Olivier Rabiller and Mark Rollinger, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Garrett Motion Inc. that the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM Eastern Time on May 28, 2026, virtually at www.virtualshareholdermeeting.com/GTX2026 and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are further authorized to vote (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof.

Continued and to be signed on reverse side